SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date   of   report    (Date   of   earliest    event    reported):    June   3,
1997

                        ASCENT ENTERTAINMENT GROUP, INC.
             (Exact name of registrant as specified in its charter)


   Delaware                         0-27192              52-1930707
(State or other jurisdiction of           (Commission       (I.R.S. Employer
incorporation or organization)     File No.)          Identification No.)

                              One Tabor Center
                       1200 Seventeenth Street, Suite 2800
                             Denver, Colorado 80202
                    (Address of principal executive offices)

                                (303) 626-7000
             (Registrant's telephone number, including area code)

Item 5.     Other Events

On June 13, 1997, Ascent Entertainment Group, Inc. ("Ascent") issued a press release reporting on the announcement by COMSAT Corporation ("COMSAT") that COMSAT would complete its distribution of its 80.67% ownership interest in Ascent to COMSAT's shareholders through a tax-free dividend (the "Distribution"). COMSAT further stated that it had declared the special dividend to its shareholders on June 12, 1997 and had established June 19, 1997 as the record date and June 27, 1997 as the distribution date for the dividend. A copy of the Ascent release is attached hereto as Exhibit 20 and incorporated herein by reference.

In connection with the Distribution, on June 3, 1997, Ascent and COMSAT entered into a Distribution Agreement and a Tax Disaffiliation Agreement governing the Distribution and certain relationships between the companies following the Distribution. A copy of the Distribution Agreement is attached hereto as Exhibit 10(a) and a copy of the Tax Disaffiliation Agreement is attached hereto as
Exhibit 10(b) and each is incorporated herein by reference.


Item 7.     Financial Statements and Exhibits

       (c) Exhibits (listed according to the number assigned in Item 601 of Regulation S-K)


       Exhibit No.                                   Description

      10(a)                             Distribution Agreement between
                                        Ascent and COMSAT dated June 3, 1997

      10(b) Tax Disaffiliation Agreement between Ascent and COMSAT dated June 3, 1997

      20                                Press Release by Ascent dated
                                        June 13, 1997

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        Ascent Entertainment Group, Inc.



                             By:/s/ Arthur M. Aaron
                                 Arthur M. Aaron
                    Vice President, Business and Legal Affairs

Date: June 19, 1997

                                                                   EXHIBIT 10(a)

                             DISTRIBUTION AGREEMENT

      THIS DISTRIBUTION AGREEMENT (this "Agreement") is entered into as of this 3rd day of June, 1997, by and between COMSAT Corporation ("COMSAT"), a District of Columbia corporation, and Ascent Entertainment Group, Inc. ("Ascent"), a Delaware corporation.

                                    RECITALS

      A. The COMSAT Board of Directors has determined that it is appropriate and desirable to distribute, subject to certain conditions, to the shareholders of COMSAT on a pro rata basis all of COMSAT's interest in Ascent's common stock, par value $0.01 per share ("Ascent Common Stock") on the Distribution Date, as defined below (the "Distribution").

      B. The Distribution is intended to qualify as a tax-free spin-off under Section 355 of the Internal Revenue Code of 1986, as amended.

      C. The parties hereto have determined that in order to accomplish the objectives of the Distribution and to facilitate the consummation thereof, it is necessary and desirable to restructure certain intercompany relationships, allocate certain liabilities and provide indemnification, as set forth herein.

      D. The Ascent Board of Directors, upon the recommendation of the disinterested directors of its Board of Directors (within the meaning of Section 144 of the Delaware General Corporation Law), and the COMSAT Board of Directors have approved this Agreement.

      NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, COMSAT and Ascent, for themselves, their successors and assigns, hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

      1.1 Definitions. As used in this Agreement, the following terms will have the following meanings, applicable both to the singular and the plural forms of the terms described.

      "Action" means any action, claim, suit, arbitration, inquiry, proceeding or investigation by or before any court, any governmental, regulatory or other administrative agency or commission or any arbitration tribunal.

      "Actual Tax Payment" has the meaning set forth in Section 4.04(d) hereof.

      "Affiliate" shall have the meaning ascribed to such term under Rule 12b-2 of the General Rules and Regulations of the SEC under the Exchange Act or any successor rule thereto.

      "After-Tax Tax-Related Losses" means an amount that, after (i) subtraction of the aggregate additional taxes incurred or to be incurred by the party indemnified pursuant to Section 4.04 hereof as a result of the receipt of such payment and (ii) addition of the tax benefit to the party indemnified pursuant to Section 4.04 hereof of any deductions taken by such party on account such Tax-Related Losses, is equal to the amount of the correlative Tax-Related Losses. The additional taxes and the tax benefit referred to in the preceding sentence shall be determined using the highest statutory marginal tax rates applicable to the party indemnified pursuant to Section 4.04 hereof.

      "Agent" means the distribution agent for the Distribution selected by COMSAT, such selection to be reasonably acceptable to Ascent.

      "Aggregate Spin-off Tax Liabilities" means the sum of the Spin-off Tax Liabilities with respect to each Taxing Jurisdiction.

      "ANS" means Ascent Network Services, Inc., a wholly-owned subsidiary of Ascent.

      "Appraisal"   means  the  appraisal  of  the  assets  of  Ascent  and  its
Subsidiaries by American Appraisal Associates made as of the Effective Time.

      "Ascent" means Ascent Entertainment Group, Inc.

      "Ascent Books and Records" means the books and records (including computerized records) of the Ascent Entities and all books and records owned by COMSAT Entities which are necessary to operate the business of the Ascent Entities including, without limitation, all such books and records relating to Ascent Entity employees, original corporate minute books, stock ledgers and certificates and corporate seals, and all licenses, leases, agreements, filings relating to Ascent Entities or the business of Ascent Entities; provided that COMSAT shall have access to, and have the right to obtain duplicate copies of, the Ascent Books and Records in accordance with the provisions of Article 5.

      "Ascent Business" means the businesses engaged in (i) prior to the IPO Date by COMSAT which were (A) contributed to the Ascent Entities on or before the IPO Date and (B) owned by the Ascent Entities as of the IPO Date, and (ii) on and after the IPO Date by the Ascent Entities.

      "Ascent Assets" means the assets used in the Ascent Business.

      "Ascent Common Stock" has the meaning set forth in the recitals to this Agreement.

      "Ascent Covered Person" means any Ascent Entity and each individual who served during the applicable policy period prior to the Effective Time as a director, officer or other covered employee of such Ascent Entity, in each case to the extent covered by a particular Insurance Policy.

     "Ascent Entities" means Ascent and its Subsidiaries. "Ascent Entity" means any of the Ascent Entities.

      "Ascent Entity Employee" means any employee or former employee of an Ascent Entity; provided, however, that any former employee of an Ascent Entity who is employed by a COMSAT Entity as of the Distribution shall not be deemed to be an Ascent Entity Employee.

      "Best Efforts" means all reasonable efforts within the power of a party to effect a given action, but shall not be construed so as to require any party to take any action that would have a material adverse consequence to the party responsible for performance of such action or make a material payment if neither customarily nor proximately related to the performance of such action.

      "Business Day" means any day other than a Saturday, a Sunday, or a day on which banking institutions located in the State of Maryland are authorized or obligated by law or executive order to close.

      "Change of Control," as applied to COMSAT, means (i) the acquisition by any person (other than COMSAT or an employee benefit plan sponsored by COMSAT) of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of 50% of more of the outstanding voting securities of COMSAT; (ii) any change in the composition of the COMSAT Board of Directors such that the Incumbent Directors cease to constitute a majority of the Board; (iii) approval by the shareholders of a merger, share exchange, swap, consolidation, recapitalization or other business combination which, if consummated, would result in COMSAT's shareholders holding less than 60% of the combined voting power of COMSAT, the surviving entity or its parent (as applicable); or (iv) approval by the shareholders of the sale of all or substantially all of COMSAT's assets, other than to an entity 60% of the combined voting power of which would then be owned, directly or indirectly, by COMSAT's shareholders.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

      "COMSAT" means COMSAT Corporation.

      "COMSAT Assets" means the assets used in the COMSAT Business.

      "COMSAT Books and Records" means the books and records (including computerized records) of the COMSAT Entities and all books and records owned by Ascent Entities which are necessary to operate the business of the COMSAT Entities including, without limitation, all such books and records relating to COMSAT Entity employees, original corporate minute books, stock ledgers and certificates and corporate seals, and all licenses, leases, agreements, filings relating to COMSAT Entities or the business of COMSAT Entities (but not including the Ascent Books and Records).

      "COMSAT Business" means the business engaged in by COMSAT other than the Ascent Business.

      "COMSAT Common Stock" means the common stock, no par value, of COMSAT.

     "COMSAT   Entities"   means  COMSAT  and  its   Subsidiaries   (other  than
Subsidiaries that constitute Ascent Entities). "COMSAT Entity" shall mean any of the COMSAT Entities.

      "Consents"  means  consents,   notices,  waivers,   regulatory  approvals,
filings, amendments, permits, qualifications, transfers or other assignments of any kind.

      "Corporate Agreement" means the Corporate Agreement between COMSAT and Ascent entered into as of December 18, 1995.

      "Deemed Tax Payment" has the meaning set forth in Section 4.04(d) hereof.

      "DGCL" means the General Corporation Law of the State of Delaware, as in effect on the date hereof and as the same may hereafter be amended from time to time.

      "Distribution"   has  the  meaning  set  forth  in  the   recitals  to
this Agreement.

      "Distribution Date" means the date determined by the COMSAT Board of Directors on which the Distribution will be effected in accordance with, and subject to, the terms and conditions specified in this Agreement.

      "Distribution Taxable Year" means COMSAT's taxable year in which the Distribution occurs.

      "Effective Time" means 5:00 p.m., local time in Bethesda, Maryland, on the Distribution Date or such other time on the Distribution Date as COMSAT's Board of Directors, in its discretion, may establish.

      "Equity Securities" means any stock or other equity securities treated as stock for tax purposes, or options, warrants, rights, convertible debt, or any other instrument or security that affords any Person the right, whether conditional or otherwise, to acquire stock.

      "Fifty-Percent or Greater Interest" has the meaning provided in section 355(d)(4) of the Code, provided that the aggregation rules of section 355(d)(7) of the Code shall apply for this purpose, and further provided that section 318(a)(2) of the Code shall apply but without regard to the phrase "50 percent or more in value" in section 318(a)(2)(C). Notwithstanding the foregoing, if (i) a Person acquires stock in Ascent by reason of holding stock in COMSAT, and (ii) such Person did not acquire stock in COMSAT pursuant to a plan (or series of related transactions) pursuant to which such Person acquired stock representing a Fifty-Percent or Greater Interest in COMSAT, Ascent, or any successor to either COMSAT or Ascent, the acquisition in clause (i) shall not be taken into account for purposes of determining whether a Person acquired stock representing a Fifty-Percent or Greater Interest in COMSAT, Ascent, or any successor to either COMSAT or Ascent.

      "Final Determination" means (i) a final resolution of liability for tax by IRS Form 870 or 870-AD (or any successor forms thereto), on the date of acceptance by or on behalf of the IRS, or by a comparable form under the laws of other jurisdictions, except that a Form 870 or 870-AD or comparable form that reserves (whether by its terms or by operation of law) the right of the taxpayer to file a claim for refund and/or the right of the Taxing Authority to assert a further deficiency shall not constitute a Final Determination; (ii) a decision, judgment, decree, or other order by any court of competent jurisdiction with respect to which the period of time for filing an appeal has lapsed without any such appeal being taken on any issue pertaining to any Spin-off Tax Liabilities,
(iii) a closing agreement under section 7121 of the Code or a similar enforceable agreement under state or local law, (iv) a decision by the Secretary of the Treasury of the United States or similar official of a state or local government or governmental unit to refund any Spin-off Tax Liabilities, which decision may not be revoked, reversed, overturned or modified, or (v) a binding settlement agreement entered into with the Taxing Authority.

      "Incumbent Directors" means the directors of COMSAT as of the date of this Agreement; provided, however, any individual whose nomination or election is approved by a vote of three-fourths of the then Incumbent Directors, or any person appointed by the President of the United States, shall be deemed to be an Incumbent Director.

      "Information" has the meaning ascribed in Section 5.02 of this Agreement.

      "Insurance Policies" means, collectively, each insurance policy or other form of insurance coverage maintained or provided by COMSAT for the benefit of an Ascent Entity, director, officer or employee prior to the Effective Time, together with all amendments, endorsements and waivers thereto or additional policies or other forms of insurance maintained or provided by COMSAT pursuant to the Intercompany Services Agreement.

      "Intercompany Receivable Account" means the account for intercompany receivables established pursuant to Section 5.5 of the Corporate Agreement.

      "Intercompany   Services   Agreement"  means  the  Intercompany   Services
Agreement between COMSAT and Ascent entered into as of December 18, 1995.

      "IPO" means the initial public offering of Ascent Common Stock.

      "IRS" means the Internal Revenue Service.

      "Losses" means any and all losses, liabilities, claims, damages, obligations, payments, costs and expenses, matured or unmatured, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, known or unknown (including, without limitation, the costs and expenses of any and all Actions, threatened Actions, demands, assessments, judgments, settlements and compromises relating thereto and attorneys' fees and any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any such Actions or threatened Actions).

      "Network Services Business" means the trade or business conducted by ANS prior to its merger with and into Ascent, and thereafter conducted by Ascent, providing satellite network distribution support services, including nationwide installation, field service, and maintenance support.

      "Notice Date" with respect to Subsequent Tax Legislation or Regulation means the earliest of (i) the date such legislation or materially identical legislation is introduced as a bill in the United States House of Representatives or the United States Senate, (ii) the date any amendment to any bill incorporating such legislation is approved by the congressional committee having jurisdiction or by the United States House of Representatives or the United States Senate, (iii) the date any written proposal incorporating such legislation is transmitted by the President of the United States to Congress,
(iv) the date any written proposal either by the Chairman of the United States House of Representatives Ways and Means Committee or the Chairman of the United States Senate Finance Committee incorporating such legislation is published in the Bureau of National Affairs' "Daily Tax Report," or any successor publication or (v) the date such regulation is published in the Federal Register as proposed, temporary or final Treasury Regulations.

      "OCC" means On Command Corporation.

      "Person" means an individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated association, any other entity, or a government or any department or agency or other unit thereof.

      "Privileges" means all privileges that may be asserted under applicable law including, without limitation, privileges arising under or relating to the attorney-client relationship (including but not limited to the attorney-client and work product privileges), the accountant-client privilege, and privileges relating to internal evaluation processes.

      "Privileged Information" means all information as to which any COMSAT Entity or Ascent Entity is entitled to assert the protection of a Privilege.

      "Qualified Tax Counsel" means independent tax counsel of recognized national standing which is reasonably acceptable to COMSAT and has not previously been engaged by an Ascent Entity (other than in connection with the transaction for which an Unqualified Tax Opinion is requested).

      "Record Date" means the close of business on the date determined by the COMSAT Board of Directors as the record date for the Distribution.

      "Releases" has the meaning ascribed thereto in Section 2.02(d).

      "Representation Date" means any date on which Ascent or COMSAT makes any representation to the IRS, to COMSAT or Ascent, or to Qualified Tax Counsel for the purpose of (i) obtaining a Subsequent Ruling, (ii) any determination pursuant to Section 4.02(h)(ii), or (iii) obtaining an Unqualified Tax Opinion.

      "Restriction Period" means the period beginning on the date hereof and ending on the two-year anniversary of the Effective Time.

     "Ruling" means the private letter ruling, dated May 12, 1997, received by COMSAT from the IRS.

      "Ruling Documents" means the request for a ruling under section 355 of the Code, dated January 15, 1997, submitted on behalf of COMSAT to the IRS, the exhibits thereto, and the additional materials, dated April 21, 1997 and May 5, 1997, submitted on behalf of COMSAT, and the Ruling.

      "Ruling Request Exhibit A" means Exhibit A to the January 15, 1997, letter referred to in the definition of Ruling Documents.

      "SEC" means the United States Securities and Exchange Commission.

      "SEC No-Action Letter" has the meaning set forth in Section 2.02.

     "Securities Act" means the Securities Act of 1933, as amended, or any successor statute.

     "Special Dividend" has the meaning set forth in Section 2.03(a) of this Agreement.

      "Spin-off Tax Liabilities," with respect to any Taxing Jurisdiction, means the sum of (i) the product of (x) the additional corporate-level gain or income recognized with respect to the failure of the Distribution to qualify for Tax-Free Status under the income tax law of such Taxing Jurisdiction pursuant to any settlement, final determination, judgment, assessment, proposed adjustment or otherwise and (y) the Taxing Jurisdiction's highest marginal tax rate applicable to the taxable income of corporations on income of the character subject to tax and indemnified against under Section 4.04, (ii) interest on such amount calculated pursuant to such Taxing Jurisdiction's laws regarding interest on tax liabilities at the highest underpayment rate for corporations in such Taxing Jurisdiction from the date such additional gain or income was recognized until full payment with respect thereto is made pursuant to Section 4.04 hereof, and (iii) any penalties actually paid to such Taxing Jurisdiction that would not have been paid if such Taxing Jurisdiction agreed that the Distribution qualified for Tax-Free Status.

      "Subsequent Ruling" means a ruling from the IRS confirming that the consummation of a transaction or existence of a condition subsequent to the Distribution will not result in loss of Tax-Free Status.

      "Subsequent Tax Legislation or Regulation" means any bill introduced in the United States House of Representatives or the United States Senate that amends the Internal Revenue Code, or any amendment to any such bill; any written proposal to amend the Internal Revenue Code that is officially recommended by the President of the United States; any written proposal to amend the Internal Revenue Code that is made available to the general public either by the Chairman of the United States House of Representatives Ways and Means Committee or the Chairman of the United States Senate Finance Committee; or any proposed, temporary or final Treasury Regulation; provided, however, that no such bill, amendment, proposal, or regulation shall constitute Subsequent Tax Legislation or Regulation unless the Notice Date of such bill, amendment, proposal or regulation is subsequent to the date of this Agreement.

      "Subsidiary" means, with respect to any specified Person, any corporation, limited liability company, limited partnership, general partnership or other legal entity of which such person or any of its Subsidiaries Controls or owns, directly or indirectly, more than 50% (without regard to dilution) of the stock or other equity interest entitled to vote on the election of members to the board of directors or similar governing body, and with respect to Ascent, shall include OCC.

      "Tax Disaffiliation Agreement" means the Tax Disaffiliation Agreement as set forth in Appendix B.

      "Tax-Free Status" means the qualification of the Distribution (i) as a transaction described in section 355(a)(1) of the Code, (ii) as a transaction in which the stock distributed thereby is qualified property for purposes of section 355(c)(2) of the Code, and (iii) as a transaction in which COMSAT recognizes no income or gain other than intercompany items or excess loss accounts taken into account pursuant to the Treasury Regulations promulgated pursuant to section 1502 of the Code.

      "Tax-Related Losses" means

            (i) the Aggregate Spin-off Tax Liabilities,

            (ii) all accounting, legal and other professional fees, and court costs incurred in connection with any settlement, final determination, judgment or other determination with respect to such Aggregate Spin-off Tax Liabilities, and

            (iii) all costs, expenses and damages associated with stockholder litigation or controversies and any amount paid by COMSAT or Ascent in respect of the liability of shareholders, whether paid to shareholders or to the IRS or any other taxing authority payable by COMSAT or Ascent or their respective affiliates, in each case resulting from the absence of Tax-Free Status for the Distribution.

      "Taxing Jurisdiction" means the United States and every other government or governmental unit having jurisdiction to tax COMSAT or Ascent.

      "Tax Sharing Agreement" means the Tax Sharing Agreement between COMSAT and Ascent entered into as of December 18, 1995.

      "Treasury Regulations" means the temporary and final regulations promulgated under the Code in effect on the date of this Agreement and the corresponding sections of any regulations subsequently issued that amend or supersede such regulations.

      "Unqualified Tax Opinion" means an unqualified "will" opinion of Qualified Tax Counsel on which COMSAT may rely, in form and substance reasonably acceptable to COMSAT (and in determining whether an opinion is reasonably acceptable, COMSAT may consider, among other factors, the appropriateness of any underlying assumptions and management's representations if used as a basis for the opinion) to the effect that a transaction will not disqualify the Distribution from Tax-Free Status, assuming that the Distribution would have qualified for Tax-Free Status if such transaction did not occur. Such opinion shall be obtained at the expense of Ascent.

     1.2. Internal References. Unless the context indicates otherwise, references to Articles, Sections and paragraphs shall refer to the corresponding articles, sections and paragraphs in this Agreement and references to the parties shall mean the parties to this Agreement.


                                   ARTICLE II
                                THE DISTRIBUTION

      2.01 The Distribution. Subject to Section 2.03 and 2.04 hereof, on or prior to the Distribution Date, COMSAT will deliver to the Agent for the benefit of the holders of record of COMSAT Common Stock on the Record Date, a single stock certificate, endorsed by COMSAT in blank, representing all of the then outstanding shares of Ascent Common Stock owned by COMSAT, and shall cause the transfer agent for Ascent Common Stock to instruct the Agent to distribute on the Distribution Date the appropriate number of such shares of Ascent to Common Stock to each holder or designated transferee or transferees of such holder. Subject to Section 2.05, each holder of COMSAT Common Stock as of the Record Date shall receive a number of shares of Ascent Common Stock equal to the product of the number of shares of COMSAT Common Stock held by such shareholder on the Record Date multiplied by a fraction, the numerator of which is the number of shares of Ascent Common Stock held by COMSAT and the denominator of which is the number of shares of COMSAT Common Stock outstanding as of the Record Date. The Distribution shall be effective as of the Effective Time. Ascent and COMSAT, as the case may be, will provide to the Agent all share certificates and any information required in order to complete the Distribution.

      Section 2.02 Cooperation Prior to the Distribution. (a) COMSAT and Ascent shall prepare, and COMSAT shall mail, prior to the Distribution Date, to the holders of COMSAT Common Stock, an information statement (the "Information Statement"), which shall set forth appropriate disclosure concerning Ascent, the Distribution and other matters. COMSAT shall prepare and file, at its expense, a request for no action advice from the SEC (the "SEC No-Action Letter") seeking staff confirmation: (i) that registration of the Ascent Common Stock to be issued in the Distribution is not required under the Securities Act, or (ii) in the alternative, that the staff will not recommend any enforcement action to the SEC in the event that the Ascent Common Stock to be issued in the Distribution is not so registered. COMSAT shall use its Best Efforts to obtain all necessary clearances from the SEC as soon as practicable.

      (b) Ascent shall take all such action as shall be necessary or appropriate to assure that the Ascent Common Stock to be issued in the Distribution has been duly qualified, registered, or exempted therefrom under the securities or blue sky laws of states, other political subdivisions of the United States or foreign jurisdictions in which COMSAT shareholders reside as of the Record Date, including making any necessary filings, notices or paying any applicable fees. COMSAT shall cooperate with Ascent in such effort; provided that Ascent shall pay all fees and expenses in connection with the foregoing. Ascent shall use its Best Efforts to obtain all such clearances as soon as practicable.

      (c) COMSAT and Ascent shall use their respective Best Efforts to cause the conditions set forth in Section 2.03 and 2.04 to be satisfied and to effect the Distribution on the Distribution Date.

      (d) As soon as practical and, in any event, prior to the Distribution Date, Ascent and COMSAT shall coordinate to determine the extent of any obligations, guaranties, performance or surety bonds, letters of assurance or comfort, or any other liability of any COMSAT Entity relating to Ascent Entity or the assets of any Ascent Entity and vice versa. Ascent shall use its Best Efforts to obtain the release of all COMSAT Entities from all such obligations, guaranties, bonds, assurances or liabilities prior to the Distribution Date, unless waived by COMSAT in its discretion (collectively, the "Releases").

      (e) Each of the parties hereto agrees that it will use its Best Efforts to obtain, prior to the Distribution Date, all Consents required, desirable or appropriate to effect the Distribution. Schedule 2.02(e) sets forth a listing of all material Consents which the parties hereto have determined as of the date of this Agreement to be required, desirable or appropriate in connection with the Distribution and which party shall have responsibility for obtaining each such Consent prior to the Distribution Date.

      (f) COMSAT and Ascent shall consult and cooperate with one another prior to the Distribution Date with regard to publicity relating to the Distribution.

      (g) Subject to Section 2.03 and 2.04, COMSAT and Ascent shall use their respective Best Efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary or desirable under applicable law, to consummate the transactions contemplated under this Agreement; provided, that it is expressly understood and agreed that COMSAT's Board of Directors reserves the right in its sole discretion to determine not to proceed with the Distribution at any time prior to the declaration of the Special Dividend.

      2.03 Mutual Conditions to the Distribution. Each of the following conditions shall have been satisfied or waived by mutual agreement of COMSAT and Ascent (acting through its Board of Directors upon the recommendation of the disinterested members of the Ascent Board of Directors) prior to the
Distribution:

      (a) COMSAT's Board of Directors shall have given final approval for the Distribution by declaring a special dividend (the "Special Dividend") and establishment of the Record Date.

      (b) No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Distribution shall be in effect.

      (c)  The Ruling shall not have been revoked or adversely modified.

      2.04 Conditions to the Distribution Waivable By COMSAT. Each of the following conditions shall have been satisfied or waived by COMSAT in its discretion prior to the Distribution:

      (a) Ascent shall have delivered to COMSAT all Releases in accordance  with
Section 2.02(d) of this Agreement.

      (b) All Consents contemplated by Section 2.02(e) of this Agreement shall have been received.

      (c) The merger of ANS with and into Ascent, with Ascent being the surviving corporation, shall have been consummated.

      (d) All sums due and payable, including any applicable accrued interest thereon, by either party under the Intercompany Receivable Account shall have been satisfied and settled in accordance with Section 3.05 of this Agreement.

      2.05 Fractional Shares. The parties agree that the Agent shall be directed as soon as practical after the Distribution Date to determine the number of whole shares and fractional shares of Ascent Common Stock allocable to each holder of record of COMSAT Common Stock as of the Record Date, to aggregate all such fractional shares and sell the whole shares obtained thereby at then prevailing prices and to cause to be distributed to such holder to which a fractional share shall be allocable such holder's ratable share of the proceeds of such sale, after making appropriate deductions of the amount required to be withheld for federal income purposes and after deducting an amount equal to all brokerage charges, commissions and transfer taxes attributed to such sale. COMSAT and the Agent shall use their respective Best Efforts to aggregate the shares of Ascent Common Stock that may be held by any beneficial owner thereof through more than one account in determining the number of fractional shares allocable to such beneficial owner.


                                   ARTICLE III
                              INTERCOMPANY MATTERS

      3.01 Corporate Agreement; Intercompany Services Agreement and Tax Sharing Agreement. The Corporate Agreement is hereby amended, effective as of the Effective Time, to remove Articles II through IV, Sections 5.1 and 5.2 of
Article V thereof and all definitions contained in Article I which are exclusive to those provisions. Appendix A to the Corporate Agreement is hereby amended, effective as of the Effective Time, to read as set forth in Appendix A to this Agreement. The remaining provisions of the Corporate Agreement shall remain in full force and effect. The Intercompany Services Agreement shall terminate as of the Effective Time of the Distribution. The Tax Sharing Agreement shall be superseded as of the Effective Time by the Tax Disaffiliation Agreement as set forth in Appendix B hereto.

      3.02 Directors. Allen E. Flower, Vice President and Chief Financial Officer of COMSAT, and Alan G. Korobov, Controller of COMSAT, shall resign as directors of Ascent effective as of the Effective Time. Warren Y. Zeger, Vice President, General Counsel and Secretary of COMSAT, shall resign as a director of OCC effective as of the Effective Time. Vacancies on Ascent's and OCC's Board of Directors which exist on or prior to the Distribution shall be filled in a manner consistent with Ascent's and OCC's existing certificates of incorporation and by-laws.

      3.03  Employee Benefit Plans.

      (a) Ascent Option Plans. Prior to the Distribution Date, Ascent shall use its Best Efforts to cause a sufficient number of options to acquire Ascent
Common Stock to be canceled, such that the shares of Ascent Common Stock owned by COMSAT shall constitute not less than 80.01% of the outstanding Common Stock of Ascent immediately prior to the Distribution on a fully-diluted basis after giving effect to the exercise of any remaining outstanding options, and exchanged for stock appreciation rights on terms approved by Ascent's Board of Directors.

      (b) COMSAT Benefit Plans. Ascent Entity Employees participated in certain of the employee benefit plans sponsored by COMSAT and administered by the COMSAT Benefits Department prior to the IPO date and, in the case of certain plans described in Section 4 of the Intercompany Services Agreement, subsequent to the IPO Date. The vesting of options, restricted stock awards and restricted stock units under the COMSAT Employee Stock Option Plan and Key Employee Stock Plans shall continue as long as the employee holding such rights continues to be employed by an Ascent Entity. With respect to COMSAT options held by an Ascent Entity Employee that have not fully vested on or before the Distribution Date, such options shall terminate 90 days after the date that such options become fully vested. With respect to COMSAT options held by an Ascent Entity Employee that have fully vested on or before the Distribution Date, subject to the approval of the Compensation Committee of COMSAT's Board of Directors, such options shall terminate 90 days after the date that all of any such employee's options shall have become fully vested. Ascent shall reimburse COMSAT for the costs associated with the continued vesting, exercise, or lapse of restrictions related to the options, restricted stock awards and restricted stock units held by any existing or former employee of any Ascent Entity on and after the Distribution Date (the "Benefit Extension Costs"), unless such costs have been previously reimbursed or paid to COMSAT by an Ascent Entity. Ascent agrees to pay any Benefit Extension Costs within 10 business days after receipt of a written invoice therefor. Any invoiced balances that remain unpaid after such date shall bear interest until paid in full at the rate set forth in Section 5.5(c) of the Corporate Agreement. To the extent not previously paid, any unpaid Benefit Extension Costs, together with any accrued interest thereon, may be debited by COMSAT from any amounts owed to Ascent by COMSAT pursuant to the Tax Disaffiliation Agreement. To the extent applicable, the eligibility of Ascent Entity Employees to participate in the following plans shall terminate as of Distribution Date, namely COMSAT's: Flexible Benefits Plan, Dependent Care Spending Account Plan, Heath Care Spending Plan, Short-Term Disability Plan and Long-Term Disability Plan. On or prior to the Distribution Date, Ascent shall establish a deferred compensation plan, and all payment obligations to Ascent Entity Employees for deferred compensation under COMSAT's existing deferred compensation plan, none of which obligations shall be due and payable prior to the Distribution Date, shall be assumed by Ascent on or prior to the Distribution Date, and Ascent shall be credited for all such amounts previously contributed by Ascent toward such balances in the Intercompany Receivable Account at 100% of the amounts contributed in respect of Ascent Entity Employees.

      3.04  Insurance.

      (a) Removal from Coverage Under Insurance Policies. COMSAT has historically provided insurance coverage for Ascent through various Insurance Policies maintained by COMSAT for the benefit of itself and its Subsidiaries for general liability, directors and officers liability, automobile liability, workers compensation, excess/umbrella liability, property and other types of losses. From and after the Effective Time, Ascent will be responsible for obtaining and maintaining such insurance coverages as it deems necessary or appropriate separately from the COMSAT Insurance Policies. COMSAT shall cooperate with Ascent in Ascent's efforts to obtaining replacement insurance coverages from and after the Distribution Date.

      (b) Claims. COMSAT and Ascent each agree that (i) COMSAT and Ascent shall each have the right to present claims to COMSAT's insurers under the Insurance Policies which include Ascent or the Ascent Covered Persons as an insured, and
(ii) COMSAT shall submit such claims to COMSAT's insurers on a timely basis (assuming COMSAT is given all information required to prepare and submit the claim sufficiently in advance the date required for submission to permit submission on a timely basis) or, if possible under the relevant insurance policy, COMSAT will cooperate with Ascent so as to permit Ascent to submit such claims directly to the insurers. In either event, the submitting party shall provide the other party with copies of all such written notices of insurance claims for review and afford the other party an opportunity to comment in advance of the provision of such written notices to such insurers. The submitting party shall provide the other party with copies of all other written communications between the submitting party and the insurers related to such claims Ascent shall reimburse COMSAT for all reasonable costs which COMSAT incurs in submitting or assisting with the submission of such claims (including, but not limited to, allocated compensation, salary, overhead expense and legal fees and expenses). To the extent that losses by Ascent are not covered such insurers, COMSAT will not have any obligation or liability to reimburse Ascent for such losses. The parties acknowledge and agree that certain policies are written on an "occurrence" basis and may provide coverage to Ascent for incidents occurring prior to the Distribution Date, even though the claim was first made after the Distribution Date, and that other such policies are written on a "claims made" basis and that such policies may not provide coverage to Ascent for incidents occurring prior to the Distribution Date but which are first reported after the Distribution Date.

      (c) Insured Losses. With respect to any insured losses covered by the Insurance Policies, COMSAT shall pay over to Ascent any insurance proceeds it receives on account claims for losses made by or on behalf of any Ascent Covered Person, net of the amount of any applicable premium adjustments, retrospectively-rated premium adjustments or other such costs which are paid or reasonably estimated by COMSAT to be paid by COMSAT in the ordinary course of business and any costs incurred by COMSAT in collecting such proceeds (including, but not limited to, allocated compensation, salary, overhead expense and legal fees and expenses). If COMSAT's estimate of such adjustments or other costs proves to be too small or too great, the difference between the estimate and the actual adjustments and other costs shall be paid back to COMSAT or over to Ascent, respectively, within one year after the initial payment of the insurance proceeds is made.

      (d) Deductibles. Responsibility for deductible or self-insured amounts with respect to any insurance policy provided or maintained prior to the Effective Time as it relates to Ascent or any Ascent Covered Person shall be borne 100% by Ascent. Notwithstanding the foregoing, if COMSAT and Ascent are involved in the same claim, COMSAT and Ascent shall negotiate in good faith the fair allocation of any self-insurance retention or other deductible payable under the insurance policy. Such allocation shall be based upon all relevant factors, including, without limitation and as appropriate, the relative number of persons affiliated with COMSAT and Ascent that are involved in such claim, the relative claims and damages asserted against each party, each party or persons relative contribution or fault, the benefits derived by each party or person and the nature of the allegations with respect to each such party or person.

      (e) Adjustment of Premiums Paid. If COMSAT receives a refund or rebate of any portion of the insurance premiums previously paid to COMSAT by Ascent in respect of the Insurance Policies as a result of Ascent being removed from coverage under any Insurance Policy pursuant to Section 3.04(a) of this Agreement after the Effective Time, COMSAT shall pay such amount to Ascent; provided that no adjustment shall be made for insurance coverage that has been terminated for which the premium has been previously paid in full and is nonrefundable; and provided, further, that in calculating any such adjustment, any increased premium or other costs associated with a reduction in the total policy amount, assets covered, persons insured or loss of volume-related discounts ("Breakage Costs") shall be deducted from the amount that would otherwise be refunded. If the Breakage Costs associated with termination of Ascent's participation in all or any portion of the insurance by Ascent exceed the amount of premiums that have been or would have been paid in respect of such insurance over the remaining term of the affected policy or policies, Ascent shall reimburse COMSAT for the amount of any such Breakage Costs, less the amount of any premium reductions associated with the termination of Ascent's participation in the insurance coverage. In the event that there are any retroactive premium adjustments under the Insurance Policies relating to coverage prior to the Distribution Date, in the case of an increase, Ascent shall pay to COMSAT or, in the case of a decrease, COMSAT shall pay to Ascent, Ascent's pro rata share (based on the prior relative premium payments made by each party) of any such adjustment.

      (f) Access to Insurance Information. Upon the reasonable request of Ascent from time to time during the period in which claims are open or can be made under any Insurance Policy, (i) COMSAT shall provide Ascent with a true and complete copy of each Insurance Policy and (ii) subject to Section 5.06, COMSAT shall provide Ascent with reasonable access to all applicable risk management data for the purpose of obtaining information with respect to any insurance claim relating to any Ascent Covered Person. COMSAT shall provide Ascent with reasonable access to all litigation pleadings and other documents and correspondence relating to any Ascent Covered Person, and copies thereof as reasonably requested by Ascent. COMSAT shall cause to be delivered to Ascent all updates of the Ascent claims histories as reasonably requested by Ascent until all claims are closed, or until earlier notified by Ascent. Notwithstanding
Section 3.06, all reasonable out-of-pocket costs and expenses (including, but not limited to, allocated compensation, salary, overhead expense and legal fees and expenses) reasonably incurred by COMSAT in complying with this Section 3.04(f) shall be reimbursed by COMSAT promptly upon presentation of invoices therefor.

      3.05 Intercompany Receivables and Interest. All sums due and payable, including any applicable accrued interest thereon, by either party under the Intercompany Receivable Account shall be paid and settled prior to the Effective Time.

      3.06  Expenses.

      (a) General. Except as otherwise provided in this Agreement, the Corporate Agreement, Tax Disaffiliation Agreement or any written agreement between COMSAT and Ascent, all costs and expenses of any party hereto in connection with the Distribution shall be paid by the party that incurs such costs and expenses.

      (b) The costs and expenses associated with the printing and distribution of the Information Statement shall be borne by COMSAT.

      (c) All costs of printing and engraving stock certificates and fees of any transfer agent engaged by Ascent, and all fees relating to listing Ascent Common Stock for quotation on the Nasdaq National Market System, shall be paid by Ascent. The fees and expenses of the Agent, information agents or similar consultants engaged by Ascent or COMSAT in connection with effecting the Distribution shall be paid by Ascent. COMSAT shall pay Ascent $75,000 to be applied against such costs on the Distribution Date.

      (d) In the event that COMSAT does not consummate the Distribution after a Change of Control of COMSAT has occurred, COMSAT shall reimburse Ascent for its reasonable documented out-of-pocket expenses directly incurred in negotiating this Agreement or in carrying out the actions specifically required to be performed by Ascent hereunder.

      3.07   Indemnification.   Appendix  C  sets   forth  the   indemnification
obligations of the parties as to certain matters and is incorporated herein by reference.

     3.08 Intellectual Property. The parties agree that issues related to intellectual property shall be governed by Appendix D hereto.

      3.09 Dispute Resolution Procedures. Except as otherwise provided herein, the parties agree to the following dispute resolution procedures with respect to any disputes that arise under this Agreement, the Tax Disaffiliation Agreement or the Corporate Agreement. COMSAT or any COMSAT Entity, on the one hand, and Ascent or any Ascent Entity, on the other hand, shall appoint up to three members from their managerial staffs to serve on a joint committee (the "Dispute Resolution Committee"). The Dispute Resolution Committee shall meet at either COMSAT's or Ascent's principal executive offices, or such other location as they may mutually agree, whichever is more appropriate in light of the issue to be discussed, at such time as either may demand upon reasonable advance notice, for the purpose of resolving any dispute arising under this Agreement, the Tax
Disaffiliation Agreement or the Corporate Agreement. No dispute under this Agreement or the Tax Disaffiliation Agreement shall be the subject of any formal legal proceeding between the parties hereto before being considered by the Dispute Resolution Committee. If the Dispute Resolution Committee is unable to resolve any dispute submitted to it by any party hereto within 15 days after such submission, the Dispute Resolution Committee shall refer the issue to the Chief Executive Officer of COMSAT and Ascent for resolution. If such officers are unable to resolve such dispute within 10 days after referral, either party may then proceed to take any legal action available to it. Notwithstanding the foregoing, if any breach or threatened breach of this Agreement would cause COMSAT or Ascent irreparable harm for which monetary damages either would not be available or would be a insufficient remedy, such party may immediately seek legal redress without first complying with the dispute resolution procedures provided for in this Section 3.09.

      3.10 Further Assurances. In addition to the actions specifically provided for elsewhere in this Agreement, each party hereto shall cooperate with the other, and execute and deliver, or use its reasonable Best Efforts to cause to be executed and delivered, all instruments, including instruments of conveyance, assignment and transfer, and to make all filings with, and to obtain all consents, approvals or authorizations of, any governmental or regulatory authority or any other person under any permit, license, agreement, indenture or other instrument, and take all such other actions as such party may reasonably be requested to take by any other party hereto from time to time, consistent with the terms of this Agreement, in order to effectuate the provisions and purposes of this Agreement and any transfers of assets and liabilities which may be incident hereto.


                                   ARTICLE IV
                       TAX MATTERS RELATED TO DISTRIBUTION

      4.01  Representations Specific to Distribution Tax Matters.

      (a) Ascent hereby represents and warrants that (i) it has examined the Ruling Documents and (ii) to Ascent's best knowledge after due inquiry, to the extent descriptive of Ascent and its Subsidiaries or the Ascent Business (including, without limitation, the representations in the Ruling Documents to the extent that they relate to the plans, proposals, intentions, and policies of Ascent and its Subsidiaries), the facts presented and the representations made therein are true and correct, except to the extent that any such facts or representations:

            (A) set forth facts about COMSAT and its Subsidiaries (other than Ascent and its Subsidiaries), INTELSAT, or Inmarsat;

            (B) by their terms, express the opinions of the management of COMSAT regarding the management, operation or financial prospects or results of Ascent and its Subsidiaries;

            (C) describe or characterize the views of investors or analysts in the investment community with respect to Ascent's financial prospects or results;

     (D) describe or characterize the purposes of COMSAT management for the Distribution;

            (E) describe or characterize events that occurred more than five years before January 15, 1997;

            (F) describe or analyze Federal Communications Commission rules, regulations, orders, guidelines or policies;

            (G) are inconsistent with statements made in Ascent's Annual Report on Form 10-K for the year ended December 31, 1996 as filed with the SEC as of March 31, 1997 and not including any subsequent amendments;

            (H) set forth legal conclusions;

            (I) are included in the request for the SEC No-Action Letter, but this exception shall not apply to the same or similar facts or representations that are set forth elsewhere in the Ruling Documents; or

            (J) are specifically noted in Exhibit 4.01(a) hereto.

      (b) Ascent hereby represents and warrants that it has no plan or intention of taking any action, or failing or omitting to take any action, that would (i) cause the Distribution not to have Tax-Free Status or (ii) cause any representation or factual statement made in the Ruling Documents to be untrue in a manner which would have an adverse effect on the Tax-Free Status of the Distribution.

      (c) Ascent hereby represents and warrants to COMSAT that, to the knowledge of Ascent, the Distribution is not part of a plan (or series of related transactions) pursuant to which a Person will acquire stock representing a Fifty-Percent or Greater Interest in Ascent or any successor to Ascent.

      4.02  Covenants Specific to Distribution Tax Matters.

      (a) Ascent shall not take any action, nor fail or omit to take any action, that would (i) cause the Distribution not to have Tax-Free Status or (ii) cause any representation made in the Ruling Documents to be untrue in a manner which would have an adverse effect on the Tax-Free Status of the Distribution; provided, however, that Ascent shall not be considered to have breached the covenants contained in this subsection (a) by virtue of a disposition or discontinuation due to circumstances beyond Ascent's control as described in the final sentence of Section 4.02(b).

      (b) Until the first day after the Restriction Period, Ascent shall continue the active conduct of the Network Services Business. Ascent shall not liquidate, dispose of, or otherwise discontinue the conduct of any material portion of the Network Services Business. Ascent shall continue the active conduct of the Network Services Business primarily through officers and employees of Ascent (and not through independent contractors). For purposes of this subsection (b), asset retirements and discontinuances of product lines with respect to the Network Services Business in the ordinary course of business and dispositions and discontinuations due to circumstances beyond Ascent's control shall not be treated as a disposition or discontinuation of a portion of the Network Services Business.

      (c) Until the first day after the one-year anniversary of the Effective Time, Ascent shall not sell or otherwise issue to any Person, or redeem or otherwise acquire from any Person, any Equity Securities of Ascent; provided, however, that (i) the adoption by Ascent of a rights plan shall not constitute a sale or issuance of Equity Securities and (ii) purchases meeting the requirements of section 4.05(1)(b) of Rev. Proc. 96-30 shall not constitute a redemption or acquisition of stock of Ascent for purposes of this Section 4.02(c).

      (d) Ascent shall not (i) solicit any Person to make a tender offer for the Equity Securities of Ascent, (ii) participate in or support any unsolicited tender offer for the Equity Securities of Ascent, or (iii) approve any proposed business combination or any transaction which results in any Person owning at least 20% of the stock of Ascent involving (x) until the first day after the Restriction Period, any Person with whom there have been negotiations pertaining to the sale of Ascent as have been disclosed by COMSAT to Ascent previously in writing or any Affiliate of such Person, or (y) for six months after the Effective Time, any other Person. In addition, Ascent shall not at any time, whether before or subsequent to the expiration of the Restriction Period, engage in any action described in clauses (i), (ii), or (iii) of the preceding sentence if it is pursuant to an arrangement negotiated (in whole or in part) prior to the Distribution, even if at the time of the Distribution it is subject to various conditions.

      (e) Until the first day after the Restriction Period, Ascent shall not sell, transfer, or otherwise dispose of or agree to dispose of assets (including, for such purpose, any shares of capital stock of a Subsidiary) that, in the aggregate, constitute more than 60% of the gross assets of Ascent, nor shall Ascent and its Subsidiaries sell, transfer, or otherwise dispose of or agree to dispose of assets (including, for such purpose, any shares of capital stock of a Subsidiary) that, in the aggregate, constitute more than 60% of the consolidated gross assets of Ascent and its Subsidiaries. The foregoing sentence shall not apply to sales, transfers, or dispositions of assets in the ordinary course of business. The percentages of gross assets or consolidated gross assets of Ascent or Ascent and its Subsidiaries, as the case may be, sold, transferred, or otherwise disposed of, shall be based on the fair market value of the gross assets of Ascent and its Subsidiaries as of the Effective Time, and for this purpose, the values set forth in the Appraisal shall be conclusive. Sales, transfers or other dispositions by Ascent or any of its Subsidiaries to Ascent or any of its Subsidiaries are not subject to this Section 4.02(e) to the extent not inconsistent with the structure necessary for the Distribution to qualify for Tax-Free Status.

      (f) Until the first day after the Restriction Period, Ascent and its Subsidiaries shall not voluntarily dissolve or liquidate or engage in any merger, consolidation or other reorganization. The foregoing sentence shall not apply to transactions in which Ascent acquires another corporation, limited liability company, limited partnership, general partnership or joint venture solely for cash or other consideration that is not Equity Securities of Ascent. Reorganizations of Ascent with its Subsidiaries, and liquidations of Ascent's
Subsidiaries, are not subject to this Section 4.02(f) to the extent not inconsistent with the structure necessary for the Distribution to qualify for Tax-Free Status.

      (g) Until the first day after the Restriction Period, Ascent shall not contribute or otherwise transfer to a Subsidiary of Ascent any of the assets formerly owned by ANS and transferred to Ascent pursuant to the liquidation of ANS.

      (h) Any of the provisions of Sections 4.02(b), (c), (d), (e), (f), and (g) shall be waived with respect to any particular transaction or transactions if
(i) COMSAT or Ascent has obtained a ruling from the IRS, in form and substance reasonably satisfactory to COMSAT, to the effect that such proposed transaction will not adversely affect the Tax-Free Status of the Distribution, (ii) COMSAT has determined, in its sole and absolute discretion, which discretion shall be exercised in good faith solely to preserve the Tax-Free Status of the
Distribution, that it could not reasonably be expected that such proposed transaction would have a material adverse effect on the Tax-Free Status of the Distribution, or (iii) with respect to a transaction occurring at least one year after the Effective Time, Ascent obtains an Unqualified Tax Opinion with respect to such proposed transaction. Waiver with respect to one transaction or group of transactions shall not constitute a waiver with respect to any other transaction.

      (i) COMSAT shall not take any action, nor fail or omit to take any action, that would (i) cause the Distribution not to have Tax-Free Status or (ii) cause any representation made in the Ruling Documents to be untrue in a manner which would have an adverse effect on the Tax-Free Status of the Distribution.

      4.03  Cooperation Related to Distribution Tax Matters.

      (a) Until the first day after the Restriction Period, each of COMSAT and Ascent shall furnish the other with a copy of any ruling request that Ascent or COMSAT or any of their respective Subsidiaries may file with the IRS and any opinion received that relates to or otherwise reasonably could be expected to have an effect on the Tax-Free Status of the Distribution.

      (b) Ascent shall cooperate with COMSAT in connection with (i) any determination pursuant to Section 4.02(h)(ii) above or (ii) COMSAT's request for a Subsequent Ruling. Such cooperation shall include, without limitation, providing any information and/or representations reasonably requested by COMSAT or its counsel to enable COMSAT or its counsel to obtain and maintain any Subsequent Ruling, provided that Ascent's reasonable refusal to give a representation will not be deemed a failure to cooperate. From and after any Representation Date until the first day after the two-year anniversary of the date that COMSAT makes the correlative determination or receives the correlative Subsequent Ruling, Ascent shall not take (nor shall it refrain from taking) any action that would have caused a representation given by Ascent in connection with any such determination or COMSAT's request for a Subsequent Ruling to have been untrue as of the relevant Representation Date, had Ascent intended to take (or refrain from taking) such action on the relevant Representation Date.

      (c) COMSAT shall cooperate with Ascent in connection with (i) any determination pursuant to Section 4.02(h)(ii) above, (ii) a request by Ascent that COMSAT seek a Subsequent Ruling, or (iii) a request for an Unqualified Tax Opinion. Such cooperation shall include, without limitation, providing any information and/or representations required to enable COMSAT or its counsel to obtain and maintain any Subsequent Ruling or for Ascent to obtain an Unqualified Tax Opinion, provided that COMSAT's reasonable refusal to give a representation will not be deemed to be a failure to cooperate. From and after any Representation Date until the first day after the two-year anniversary of the date that COMSAT makes the correlative determination or the Subsequent Ruling or Unqualified Tax Opinion is received, COMSAT shall not take (nor shall it refrain from taking) any action that would have caused a representation given by COMSAT in connection with any such determination, COMSAT's request for a Subsequent Ruling, or Ascent's request for an Unqualified Tax Opinion to have been untrue as of the relevant Representation Date, had COMSAT intended to take (or refrain from taking) such action on the relevant Representation Date. COMSAT shall not amend any Ruling Document without the prior consent of Ascent, which shall not be unreasonably withheld or delayed.

      (d) Until the first day after the Restriction Period, Ascent will provide adequate notice to COMSAT of any action described in paragraphs (b) through (g) of Section 4.02 above, without regard to the exceptions thereto, within a period of time sufficient to enable COMSAT (i) to make the determination referred to in
Section 4.02(h)(ii), (ii) to prepare and seek any Subsequent Ruling in connection with such proposed transaction, or (iii) to seek injunctive relief pursuant to Section 4.05 hereof in a court of competent jurisdiction. Each such notice shall set forth the terms and conditions of the proposed transaction, including, without limitation, the nature of any related action proposed to be taken by the board of directors of Ascent, the approximate number of shares of Ascent stock (if any) proposed to be sold by Ascent or otherwise issued by Ascent, the approximate value of Ascent's assets (or assets of any of the Ascent Subsidiaries) proposed to be transferred, and the proposed timetable for such transaction, all with sufficient particularity to enable COMSAT to make such determination, to prepare and seek such Subsequent Ruling, or seek such injunctive relief. Promptly, but in any event within 30 days, after COMSAT receives such written notice from Ascent, COMSAT shall notify Ascent in writing of such determination or of COMSAT's intent to seek a Subsequent Ruling and the proposed date for the initial submission thereof, which date shall not be more than 60 days after COMSAT so notifies Ascent of its intent to seek such Subsequent Ruling, provided that such 30-day period or 60-day period, as the case may be, shall be appropriately extended for any period of noncompliance by Ascent with this Section 4.03.

      4.04  Indemnification Specific to Distribution Tax Matters.

      (a) Notwithstanding any provision of this Agreement to the contrary, Ascent shall indemnify and hold harmless COMSAT (and any successor thereto) against any After-Tax Tax-Related Losses incurred by COMSAT to the extent such After-Tax Tax-Related Losses are caused by any breach by Ascent of any of its representations, warranties, or covenants made pursuant to this Article IV.

      (b) Notwithstanding any provision of this Agreement to the contrary, COMSAT shall indemnify and hold harmless Ascent (and any successor thereto) against any After-Tax Tax-Related Losses incurred by Ascent to the extent such After-Tax Tax-Related Losses are caused by any breach by COMSAT of its covenant made pursuant to Section 4.02(i) or solely by the inaccuracy of any facts or representations about COMSAT and its Subsidiaries (other than Ascent and its Subsidiaries), INTELSAT or Inmarsat contained in the Ruling Documents.

      (c) To the extent After-Tax Tax-Related Losses are attributable to Subsequent Tax Legislation or Regulation, such losses shall be borne equally by COMSAT and Ascent. The party making actual payment of such losses shall be indemnified by the other party to the extent of the other party's allocated share of such losses.

      (d) To the extent an indemnification obligation relates to Spin-off Tax Liabilities, the indemnifying party shall make payment pursuant to such indemnification obligation within 30 days after the earlier of (i) the date the indemnified party makes a payment of taxes, interest, or penalties with respect to a proposed adjustment of taxes or an assessment of tax deficiency asserted or made by any Taxing Jurisdiction that is premised in whole or part on Spin-off Tax Liabilities, including a payment made in settlement of an asserted tax deficiency (each, an "Actual Tax Payment"), or (ii) the date the indemnified party gives written notice to the indemnifying party that the indemnified party has notified any Taxing Jurisdiction, or gives the indemnifying party written notice of an acknowledgment by any Taxing Jurisdiction, that such proposed adjustment of taxes or tax deficiency would not result in a net payment by the indemnified party because of the carryover, carryback or carryforward of net operating losses or credits, the crediting of previously paid taxes, the utilization of deductions or credits not claimed on the indemnified party's tax returns as originally filed, the exclusion of income reported on such returns, or the utilization of any other tax attributes that offset the asserted taxes (each, a "Deemed Tax Payment"). The amount payable pursuant to the preceding sentence shall be the After-Tax Tax-Related Losses implied by such Actual Tax Payments and Deemed Tax Payments.

      (e) To the extent an indemnification obligation does not relate to Spin-off Tax Liabilities, the indemnifying party shall make payment pursuant to such indemnification obligation within 30 days after the indemnified party makes a payment that is a Tax-Related Loss.

      (f) In the event that the indemnified party is refunded any amounts previously paid with respect to Spin-off Tax Liabilities prior to a Final Determination with respect to such Spin-off Tax Liabilities, to the extent such amounts previously paid by the indemnified party were paid to the indemnified party by the indemnifying party pursuant to Sections 4.04(a), (b) or (c), the indemnified party shall, within 30 days after the receipt thereof, deposit such refunded amounts in an interest-bearing escrow account maintained by a commercial bank or trust company chosen by the indemnified party in its sole discretion. To the extent that, pursuant to a Final Determination, the
indemnified  party  is  entitled  to  retain  any  amounts  so  deposited,   the
indemnified party shall, within 30 days after the date of such Final Determination, return such amounts, together with any interest thereon paid by the Taxing Jurisdiction or paid by the commercial bank or trust company maintaining the escrow account in which such amounts were deposited, but without any other allowance for interest or any other charge for the use of money. In the event that the indemnified party is refunded or receives credit for any amounts previously paid with respect to Spin-off Tax Liabilities pursuant to a Final Determination with respect to such Spin-off Tax Liabilities, to the extent such amounts previously paid by the indemnified party were paid to the indemnified party by the indemnifying party pursuant to Sections 4.04(a), (b) or
(c), the indemnified party shall, within 30 days after the receipt of such refund or credit, return such amounts to the indemnifying party.

      (g) (i) In connection with this indemnification obligation, the indemnifying party shall, acting in good faith and at the indemnifying party's own expense, conduct all proceedings, subject to clause (ii) of this subsection
(g), relating to the indemnified matter, but shall allow the indemnified party, at the indemnified party's own expense, to participate fully in such proceedings. The indemnifying party may not settle any such proceedings without the consent of the indemnified party, which consent shall not be unreasonably withheld. In the event that any procedure or forum that the indemnifying person desires to utilize requires payment of all or any portion of Spin-off Tax Liabilities, it shall be the responsibility of the indemnifying party to provide to the indemnified party funds sufficient to make such payment. (ii) If a liability indemnified hereunder is grouped with other unrelated asserted liabilities or issues in a proceeding, the parties shall use their respective Best Efforts to cause the indemnified liability to be the subject of a separate proceeding. If such severance is not possible, the indemnifying party shall assume and direct and be responsible only for the matters relating to the indemnified liability, and the choice of forum for the proceeding shall be determined by mutual agreement of the parities, which shall not be unreasonably withheld or delayed. If the parties are unable to agree as to the choice of the forum, the forum selection shall be determined through the dispute resolution procedures set forth in Section 3.09.

      (h) COMSAT shall be indemnified and held harmless pursuant to this Section
4.04 without regard to the fact that (i) COMSAT or Ascent may have received a Subsequent Ruling pursuant to Section 4.02(h)(i), (ii) COMSAT may have made a determination pursuant to Section 4.02(h)(ii), or (iii) Ascent may have obtained an Unqualified Tax Opinion pursuant to Section 4.02(h)(iii). COMSAT shall be indemnified and held harmless pursuant to this Section 4.04 without regard to whether a transaction is subject to Sections 4.02(b), (c), (d), (e), (f), or
(g).

      (i) Notwithstanding anything to the contrary contain in this Agreement, no indemnification pursuant to this Section 4.04 shall be available to either party for any Loss, unless the Tax-Free Status of the Distribution has been lost.

      4.05 Enforcement. The parties hereto acknowledge that irreparable harm would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. The parties hereto agree that, in order to preserve the Tax-Free Status of the Distribution, injunctive relief is appropriate to prevent any violation of the foregoing covenants, provided, however, that injunctive relief shall not be the exclusive legal or equitable remedy for any such violation.


                                    ARTICLE V
                       ACCESS TO INFORMATION AND SERVICES

      5.01  Provision of Corporate Records.

      (a) COMSAT shall arrange as soon as practicable following the Distribution Date, to the extent not previously delivered, for the transportation (at
Ascent's cost) to Ascent of the Ascent Books and Records in its possession, except to the extent such items are already in the possession of Ascent or an Ascent Entity. Such Ascent Books and Records shall be the property of Ascent, but shall be available to COMSAT for review and duplication until COMSAT shall notify Ascent in writing that such records are no longer of use to COMSAT.

      (b) Ascent shall arrange as soon as practicable following the Distribution Date, to the extent not previously delivered for the transportation (at COMSAT's cost) to COMSAT of the COMSAT Books and Records in its possession, except to the extent such items are already in the possession of COMSAT. The COMSAT Books and Records shall be the property of COMSAT, but shall be available to Ascent for review and duplication until Ascent shall notify COMSAT in writing that such records are no longer of use to Ascent.

      5.02 Access to Information. From and after the Distribution Date, COMSAT shall afford to Ascent and its authorized accountants, counsel and other designated representatives reasonable access (including using reasonable efforts to give access to persons or firms possessing information) and duplicating rights during normal business hours to all records, books, contracts, instruments, computer data and other data and information relating to pre-Distribution operations (collectively, "Information") within COMSAT's possession insofar as such access is reasonably required by Ascent for the conduct of its business, subject to appropriate restrictions for classified or Privileged Information. Similarly, Ascent shall afford to COMSAT and its authorized accountants, counsel and other designated representatives reasonable access (including using reasonable efforts to give access to persons or firms possessing information) and duplicating rights during normal business hours to Information within Ascent's possession, insofar as such access is reasonably required by COMSAT for the conduct of its business, subject to appropriate restrictions for classified or Privileged Information. Information may be requested under this Article V for the legitimate business purposes of either party, including without limitation, audit, accounting, claims (including claims for indemnification hereunder), litigation and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations and for performing this Agreement, the Corporate Agreement, the Tax Disaffiliation Agreement and the transactions contemplated hereby and thereby.

      5.03 Production of Witnesses. At all times from and after the Distribution Date, each of Ascent and COMSAT shall use reasonable efforts to make available to the other, upon written request, its and its Subsidiaries' officers, directors, employees and agents as witnesses to the extent that such persons may reasonably be required in connection with any Action.

      5.04 Reimbursement. A party providing Information or witness services to the other party under this Article V shall be entitled to receive from the recipient, upon the presentation of invoices therefor, payments of such amounts, relating to supplies, disbursements and other out-of-pocket expenses (at cost) and direct and indirect expenses of employees who are witnesses or otherwise furnish assistance (at cost), as may be reasonably incurred in providing such Information or witness services.

      5.05 Retention of Records. Except as otherwise required by law or otherwise agreed in writing, each of COMSAT and Ascent may destroy or otherwise dispose of any of the Information, which is material Information and is not contained in other Information retained by COMSAT or Ascent, as the case may be, at any time after the earlier of the tenth anniversary of this Agreement or the time at which such information is at least ten years old, provided that, prior to such destruction or disposal, (a) it shall provide no less than 90 or more than 120 days prior written notice to the other, specifying in reasonable detail the Information proposed to be destroyed or disposed of and (b) if a recipient of such notice shall request in writing prior to the scheduled date for such destruction or disposal that any of the Information proposed to be destroyed disposed of be delivered to such requesting party, the party proposing the destruction or disposal shall promptly arrange for the delivery of such of the Information as was requested at the expense of the party requesting such Information.

      5.06 Confidentiality. Each of COMSAT and its Subsidiaries on the one hand, and Ascent and its Subsidiaries on the other hand, shall hold, and shall cause its consultants and advisors to hold, in strict confidence, all Information concerning the other in its possession or furnished by the other or the other's representatives pursuant to this Agreement (except to the extent that such Information has been (i) in the public domain through no fault of such party or
(ii) later lawfully acquired from other sources by such party), and each party shall not release or disclose such Information to any other person, except its auditors, attorneys, financial advisors, rating agencies, bankers and other consultants and advisors, unless compelled to disclose by judicial or administrative process or, as reasonably advised by its counsel or by other requirements of law, or unless such Information is reasonably required to be disclosed in connection with (x) any litigation with any third-parties or litigation between COMSAT Entities and the Ascent Entities, (y) any contractual agreement to which the COMSAT Entities or the Ascent Entities are currently parties, or (z) in exercise of either parties' rights hereunder.

      5.07 Privileged Matters. COMSAT and Ascent recognize that legal and other professional services that have been and will be provided prior to the Distribution Date have been and will be rendered for the benefit of both the COMSAT Entities and the Ascent Entities and that both the COMSAT Entities and the Ascent Entities should be deemed to be the client for the purposes of asserting all Privileges. To allocate the interests of each party in the Privileged Information, the parties agree as follows:

      (a) COMSAT shall be entitled, in perpetuity, to control the assertion or waiver of all Privileges in connection with Privileged Information which relates solely to the COMSAT Entities, whether or not the Privileged Information is in the possession of or under the control of COMSAT or Ascent. COMSAT shall also be entitled, in perpetuity, to control the assertion or waiver of all Privileges in connection with Privileged Information that relates solely to the subject matter of any claims constituting COMSAT Entity liabilities, now pending or which may be asserted in the future, in any lawsuits or other proceedings initiated against or by COMSAT, whether or not the Privileged Information is in the possession of or under the control of COMSAT or Ascent.

      (b) Ascent shall be entitled, in perpetuity, to control the assertion or waiver of all Privileges in connection with Privileged Information which relates solely to the Ascent Entities, whether or not the Privileged Information is in the possession of or under the control of COMSAT or Ascent. Ascent shall also be entitled, in perpetuity, to control the assertion or waiver of all Privileges in connection with Privileged Information which relates solely to the subject matter of any claims constituting Ascent liabilities, now pending or which may be asserted in the future, in any lawsuits or other proceedings initiated against or by Ascent, whether or not the Privileged Information is in the possession of Ascent or under the control of COMSAT or Ascent.

      (c) COMSAT and Ascent agree that they shall have a shared Privilege, with equal right to assert or waive, subject to the restrictions in this Section 5.07, with respect to all Privileges not allocated pursuant to the terms of Sections 5.07(a) and (b). (All Privileges relating to any claims, proceedings, litigation, disputes, or other matters which involve both COMSAT and Ascent in respect of which COMSAT and Ascent retain any responsibility or liability under this Agreement, shall be subject to a shared Privilege.)

      (d) No party shall intentionally waive any Privilege which could be asserted under any applicable law, and in which the other party has a shared Privilege, without the consent of the other party, except to the extent reasonably required in connection with any litigation with third-parties or as provided in subsection (e) below. Consent shall be in writing, or shall be deemed to be granted unless written objection is made within twenty (20) days after notice upon the other party requesting such consent.

      (e) In the event of any litigation or dispute between a COMSAT Entity and an Ascent Entity, either party may waive a Privilege in which the other party has a shared Privilege, without obtaining the consent of the other party, provided that such waiver of a shared Privilege shall be effective only as to the use of Privileged Information with respect to the litigation or dispute between the COMSAT Entity and the Ascent Entity, and shall not operate as a waiver of the shared Privilege with respect to third-parties.

      (f) Upon receipt by any party of any subpoena, discovery or other request which arguably calls for the production or disclosure of Information subject to a shared Privilege or as to which the other party has the sole right hereunder to assert a Privilege, or if any party obtains knowledge that any of its current or former directors, officers, agents or employees have received any subpoena, discovery or other requests which arguably calls for the production or disclosure of such Privileged Information, such party shall promptly notify the other party of the existence of the request and shall provide the other party a reasonable opportunity to review the Information and to assert any rights it may have under this Section 5.07 or otherwise to prevent the production or disclosure of such Privileged Information.

      (g) The transfer of the Ascent Books and Records and the COMSAT Books and Records and other Information between COMSAT and its Subsidiaries and Ascent and its Subsidiaries, is made in reliance on the agreement of COMSAT and Ascent, as set forth in Sections 5.04 and 5.05, to maintain the confidentiality of Privileged Information and to assert and maintain all applicable Privileges. The access to information being granted pursuant to Sections 5.01 and 5.02 hereof, the agreement to provide witnesses and individuals pursuant to Section 5.03 hereof and the transfer of Privileged Information between COMSAT and its Subsidiaries and Ascent and its Subsidiaries pursuant to this Agreement shall not be deemed a waiver of any Privilege that has been or may be asserted under this Agreement or otherwise.


                                   ARTICLE VI
                                  MISCELLANEOUS

      6.01 Limitation of Liability. Neither COMSAT nor Ascent shall be liable to the other for any special, punitive or consequential damages arising in connection with this Agreement, the Corporate Agreement, the Tax Disaffiliation Agreement, the Distribution or the other matters contemplated herein or therein.

      6.02 Subsidiaries. COMSAT agrees and acknowledges that COMSAT shall be responsible for the performance by each COMSAT Entity of the obligations hereunder applicable to such COMSAT Entity. Ascent agrees and acknowledges that Ascent shall be responsible for the performance by each Ascent Entity of the obligations hereunder applicable to such Ascent Entity.

      6.03 Amendments; Waivers; Remedies. This Agreement, the Corporate Agreement and the Tax Disaffiliation Agreement may not be amended or terminated, nor may any failure of performance or default be waived, orally, except by a writing duly executed by or on behalf of the parties hereto (and, in the case of Ascent, based upon the recommendations of the disinterested directors of the Ascent Board of Directors). Any such amendment or waiver shall be validly and sufficiently authorized for purposes of this Agreement if it is signed on behalf of COMSAT or Ascent by any of their respective presidents or vice presidents. No failure on the part of COMSAT, any transferee or Ascent to exercise, and no delay in exercising, any right hereunder or thereunder shall operate as a waiver thereof (except as expressly provided herein or therein); nor shall any single or partial exercise thereof or the exercise of any other right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein and therein provided are cumulative and not exclusive of any remedies provided at law or in equity.

      6.04 Severability. If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction or fully authorized arbitration tribunal to be invalid, illegal or unenforceable to any extent, the remainder of this Agreement or such provision of the application of such provision to such party or circumstances, other than those to which it is so determined to be invalid, illegal or unenforceable, shall remain in full force and effect to the fullest extent permitted by law and shall not be affected thereby, unless such a construction would be unreasonable.

      6.05 Notices. Any notice, instruction, direction or demand under the terms of this Agreement required to be in writing will be duly given upon delivery, if delivered by hand or facsimile transmission, or five (5) days after posting if sent by certified mail, return receipt requested to the following addresses:

            COMSAT:

            COMSAT Corporation
            6560 Rock Spring Drive
            Bethesda, Maryland  20815
            Attention:  Allen E. Flower
            Vice President and Chief Financial Officer
            Telecopy No.:  301/214-5131

            With copy (which shall not constitute notice) to:

            Warren Y. Zeger
            Vice President, General Counsel and Secretary
            COMSAT Corporation
            6560 Rock Spring Drive
            Bethesda, Maryland  20815
            Telecopy No.:  301/214-5128
and

            Ascent:

            Ascent Entertainment Group, Inc.
            1200 Seventeenth Street
            Denver, Colorado  80202
            Attention:  James A. Cronin III
            Executive Vice President, Finance and
            Chief Operating Officer
            Telecopy No.:  303/595-0204

            With copy (which shall not constitute notice) to:

            Arthur M. Aaron
            Vice President, Business and Legal Affairs
            and Secretary
            Ascent Entertainment Group, Inc.
            1200 Seventeenth Street
            Denver, Colorado  80202
            Telecopy No.: 303/595-0127

or to such other address as either party may have furnished to the other in writing in accordance with this Section 6.6.

      6.06 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same agreement.

      6.07 Governing Law. This Agreement and the transactions contemplated hereby shall be construed in accordance with, and governed by, the laws of the State of Maryland without giving effect to the conflicts of law principles thereof. Each party hereby agrees that any legal action or proceedings with respect to Agreement, the Corporate Agreement, the Tax Disaffiliation Agreement, the Distribution or the other matters contemplated herein or therein shall be brought in a federal or state court located in the State of Maryland, and each of the parties hereby consents to the jurisdiction of such courts and hereby waives any objections on the grounds of venue, forum non conveniens, situs of the action, improper forum or any similar grounds. Each party hereby waives the right to trial by jury in any such action.

      6.08 Successors; Assignment. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns. Neither party may assign or transfer any of its rights or duties under this Agreement to any person or entity without the prior written consent of the other party, except by operation of law.

      6.09 Termination. This Agreement may be terminated (i) at any time prior to the Effective Time by a resolution approved by COMSAT's Board of Directors in its sole discretion; or (ii) at any time after September 1, 1997, but prior to time at which COMSAT's Board of Directors declares the Special Dividend and sets the Record Date pursuant to Section 2.03(a) of this Agreement, by a resolution approved by Ascent's Board of Directors acting upon the recommendations of the disinterested directors of the Ascent Board of Directors in its sole discretion.

      6.10 No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and shall not be deemed to confer upon third parties (including any employee of a COMSAT Entity or Ascent Entity) any remedy, claim, reimbursement, cause of action or other right in excess of those existing without reference to this Agreement.

      6.11  Entire    Agreement.    This   Agreement    constitutes   the
entire understanding of the parties hereto with respect to the subject matter hereof.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their duly authorized representatives.



                               COMSAT CORPORATION



                              By:/s/ Allen E. Flower
                                 Allen E. Flower
                                 Vice President and Chief
                                 Financial Officer



                              ASCENT ENTERTAINMENT GROUP, INC.



                              By:/s/James A.Cronin, III
                                 James A. Cronin III
                                 Executive Vice President, Finance and
                                 Chief Operating Officer

                                   Appendix A

                                     to the

                             DISTRIBUTION AGREEMENT

                                     between

                               COMSAT Corporation

                                       and

                        Ascent Entertainment Group, Inc.

                  CONTINGENT LIABILITIES AND CONTINGENT BENEFITS


Section 1 - Definitions

      Capitalized terms that are used in this Appendix have the meaning ascribed to such term in the Corporate Agreement or, to the extent not therein defined, the meaning set forth below. Words importing only the singular include the plural and vice versa where the context requires.

      "Action"   means  any   litigation  or  other   judicial,   regulatory  or
administrative proceeding (including audits of taxes other than federal or state income taxes, including state franchise taxes measured by income).

      "Acts or Omissions" means significant active and direct participation by a Party in the conduct that resulted in the Contingent Liability or Contingent Benefit; provided, however, that approvals, non-approvals or rejections of budgets, strategic business plans and other corporate plans shall not constitute Acts or Omissions with respect to any particular conduct.

      "Benefit" means a significant, identifiable financial benefit that directly flows to a Party from the Acts or Omissions that resulted in the Contingent Liability or Contingent Benefit; provided, however, that the payment of dividends to COMSAT by one or more of its Subsidiaries shall not constitute a Benefit to COMSAT or to any of COMSAT's other Subsidiaries with respect to any particular Acts or Omissions of the Subsidiary paying such dividends.

      "Contingent Benefit" means a Benefit of one or both of the Parties which was not booked for financial reporting purposes prior to the Effective Date that is attributable to either (a) an event which occurred prior to the Initial Public Offering Date, (b) a condition which existed prior to the Initial Public Offering Date, or (c) an event which occurred after the Initial Public Offering Date but which was attributable to the Initial Public Offering; provided, however, that in any case the Action that resulted in the Contingent Benefit must have been filed or otherwise commenced within 5 years after the Initial Public Offering Date.

      "Contingent Liability" means a liability (to the extent not covered by insurance) of one or both of the Parties which was not booked for financial reporting purposes prior to the Effective Date that is attributable to either
(a) an event which occurred prior to the Initial Public Offering Date, (b) a condition which existed prior to the Initial Public Offering Date, or (c) an event which occurred after the Initial Public Offering Date but which was attributable to the Initial Public Offering; provided, however, that in any case the Action that resulted in uninsured liability must have been filed or otherwise commenced within 5 years after the Initial Public Offering Date.

      "Judgment" means any judgment or other determination of liability entered by a court or regulatory or administrative authority, any settlement entered into or consented to by both of the Parties, or any dismissal of a third party claim; provided, however, that a stipulated judgment or order of dismissal (or equivalent) by which a court approves a settlement of an Action entered into by only one of the Parties, including class action settlements, shall not be deemed to be a Judgment. For example, the assessment of a tax deficiency (other than a federal or state income tax deficiency) after the conclusion of an audit and the exhaustion of the taxpayer's administrative remedies is a Judgment.

      "Named Party" means a Party which has one or more members that are named as a defendant (or equivalent) in an Action. For example, if Ascent is the taxpayer being audited by a taxing authority, Ascent would be a Named Party in such Action.

      "Party" means a party to this Agreement and each Subsidiary of such party, other than the other party and its Subsidiaries.

Section 2 - Defense and Prosecution of Actions

      2.1 The Parties will cooperate and consult with each other in connection with the defense or prosecution of any Action in which both Parties are or potentially may be involved (even if both Parties are not Named Parties in the Action), including but not limited to Actions which might result in a Contingent Liability or Contingent Benefit.

      2.2 If only one of the Parties is a Named Party in an Action, such Named Party shall be responsible for both the defense or prosecution of the Action (in cooperation and consultation with the other Party) and all of the Benefits and/or costs associated with such Action until such time as such Benefits or costs may be subject to allocation as a Contingent Benefit or Contingent Liability under this Agreement. Nothing in this Section 2.2, however, shall preclude either Party from joining the other party as a Named Party to the Action, in which case costs shall be allocated in accordance with Section 2.3.

      2.3 If both Parties are Named Parties in an Action, they shall agree on the responsibility for both the defense or prosecution of the Action and the Benefits and costs associated with such Action until such time as such Benefits and costs may be subject to allocation as a Contingent Benefit or Contingent Liability under this Agreement. Such agreement shall take into consideration the manner in which any Contingent Benefit or Contingent Liability resulting from the Action would be allocated under Section 3.3. For example, if both COMSAT and Ascent were Named Parties in an action which arose out of Ascent's hotel in-room entertainment business, the Parties should agree that Ascent would be primarily responsible for the defense of the Action and would bear all of the costs associated with such defense until such time as such costs may be subject to allocation as a Contingent Liability under this Agreement.

      2.4 Each Party shall bear its own internal costs (such as the salaries of in-house legal counsel and other personnel) incurred in connection with the defense or prosecution of any Action.

Section 3 - Contingent Liabilities and Contingent Benefits

      3.1 The allocation rules set forth in Section 3.3 shall apply to all Contingent Liabilities and Contingent Benefits of the Parties which result from Judgments, except for those Actions relating to federal and state income taxes, including state franchise taxes measured by income, which shall be governed by the Tax Disaffiliation Agreement. For example, Contingent Liabilities may be based on contract, tort (including business torts such as alleged violations of the antitrust laws), tax (other than federal and state income tax), environmental, workers' compensation, ERISA, securities, regulatory and other common law and statutory claims.

      3.2 Except as the Parties may otherwise agree, any Contingent Liability or Contingent Benefit which results from a settlement (as opposed to a Judgment) entered into by only one of the Parties will not be subject to allocation under this Agreement.

      3.3 The Parties agree to allocate Contingent Benefits and pay the costs of Contingent Liabilities which result from Judgments (and any settlements entered into by only one of the Parties which the Parties may agree are subject to allocation under this Agreement) in accordance with the following allocation rules:

      (a) Named Party Rule. Except as otherwise provided in paragraphs (b) through (f) below, if only one of the Parties is a Named Party in an Action, the Contingent Liability or Contingent Benefit shall be allocated solely to that Party.

      (b) COMSAT Rule. If the Contingent Liability or Contingent Benefit is attributable solely to the Acts or Omissions of the COMSAT Entities and the Ascent Entities did not, in the case of a Contingent Liability, receive any Benefit from such Acts or Omissions or, in the case of a Contingent Benefit, contribute to or participate in the Acts giving rise to such Contingent Benefit, then the Contingent Liability or Contingent Benefit, as applicable, shall be allocated solely to the COMSAT Entities.

      (c) Ascent Rule. If the Contingent Liability or Contingent Benefit is attributable solely to the Acts or Omissions of Ascent and the COMSAT Entities did not, in the case of a Contingent Liability, receive any Benefit from such Acts or Omissions or, in the case of a Contingent Benefit, contribute to or participate in the Acts giving rise to such Contingent Benefit, then the Contingent Liability or Contingent Benefit, as applicable, shall be allocated solely to Ascent.

      (d) Joint Rule. In the case of a Contingent Liability, if either (1) the Contingent Liability is attributable to the Acts or Omissions of both the COMSAT Entities and the Ascent Entities, or (2) the Party not responsible for the Acts or Omissions resulting in the Contingent Liability received a Benefit from such Acts or Omissions, the Parties will use their best efforts to attempt to agree on an equitable means of sharing the Contingent Liability which reasonably reflects both (a) the nature of each Party's Acts or Omissions, and (b) any Benefit to each Party from the Acts or Omissions that resulted in such Contingent Liability. In the case of a Contingent Benefit, if either (1) the Contingent Benefit is attributable to the Acts or Omissions of both the COMSAT Entities and the Ascent Entities, or (2) the Party not responsible for the Acts or Omissions resulting in the Contingent Benefit contributed to or participated in the Acts giving rise to such Contingent Benefit, the Parties will use their best efforts to attempt to agree on an equitable means of sharing the Contingent Benefit which reasonably reflects both (a) the nature of each Party's Acts or Omissions, (b) the relative contribution of each Party that gave rise to the Contingent Benefit, and (c) the Benefits or costs paid by each party in respect of such Contingent Benefit.

      (e) Employee Rule. Notwithstanding paragraphs (a) through (d) above and except as may otherwise be provided for under any of the indemnification provisions of this Agreement, the Tax Disaffiliation Agreement or the Intercompany Services Agreement, if the Contingent Liability results from the claim of an employee, or former employee of a member of the COMSAT Entities or Ascent Entities and is related to such person's employment, the Contingent Liability shall be allocated to the Party by whom such person was employed at the time when the Acts or Omissions that resulted in the Contingent Liability occurred. For example, if an employee of one of the Ascent Entities who was injured while working for an Ascent Entity later transferred to COMSAT, any Contingent Liability relating to such injury would be allocated solely to the Ascent Entities.

      (f) Express Provision Rule. Notwithstanding paragraphs (a) through (e), where the parties have agreed to allocate a Contingent Liability or Contingent Benefit or have provided for indemnification pursuant to an express provision of this Agreement, the Corporate Agreement or the Tax Disaffiliation Agreement, such provision shall control.

      The applicable allocation rule set forth in paragraphs (b), (c), (d), (e) and (f) above shall apply even if a Party to which all or part of the Contingent Liability or Contingent Benefit is to be allocated is not a Named Party in the Action and regardless of whether such Party may have been dismissed from the Action by virtue of a motion, settlement or otherwise.

      3.4 The amount of a Contingent Liability subject to allocation under this Agreement shall include, and the amount of any Contingent Benefit available for allocation shall be reduced by, the costs of any Judgment entered by a court or judicial, regulatory or administrative authority in an Action (or the cost of any settlement entered into by both of the Parties), the costs of defending or prosecuting the Action (including court costs, sanctions imposed by a court, attorneys' fees, experts' fees and all other external expenses, and the cost of any interest or penalties with respect to any such Judgment.

      3.5 Exhibit A-1 (Schedule of Actions) contains a list of all Actions pending or threatened as of the date of this Agreement, in which the Parties believe that a Judgment would be reasonably likely to result in a Contingent Liability or Contingent Benefit and the manner in which such Contingent
Liability or Contingent Benefit shall be allocated under this Agreement, notwithstanding the general allocation rules set forth in Section 3.3.

      3.6 The Named Party in an Action in which an adverse Judgment would be reasonably likely to result in a Contingent Liability or a favorable Judgment would be reasonably likely to result in a Contingent Benefit to be allocated under this Agreement shall use its best efforts to notify the other Party of the Action (unless the other Party is also a Named Party in the same Action) within 30 days after the service of process on, or other initial written notice of the Action to, such Named Party. The notice shall include the following information:
(a) caption of the Action, including the docket number and the name of the court or other judicial, regulatory or administrative authority before which the Action is pending; (b) names of the parties involved in the Action, if not disclosed in the caption; (c) brief statement of the claims alleged; (d) amount of the liability alleged or expected to be alleged, if known; and (e) which of the allocation rules set forth in Section 3.3 such Party believes would be applicable.

      3.7 Notwithstanding the provisions of Section 3.6, no Party shall be relieved of its obligations under this Agreement with respect to a Contingent Liability unless such Party can demonstrate by a preponderance of the evidence that it was substantially prejudiced by the failure of the other Party to either
(a) list the action in Exhibit A-1 (Schedule of Actions) pursuant to Section 3.5, or (b) give timely notice of the Action pursuant to Section 3.6.

      3.8 Except as otherwise provided in Exhibit A-1 or as the Parties may otherwise agree, any Contingent Liability or Contingent Benefit resulting from the Actions either (a) listed in Exhibit A-1 (Schedule of Actions) or (b) for which notice is given pursuant to Section 3.6 shall be allocated according to the applicable rule set forth in Section 3.3.

                              (Exhibit A-1 follows)

                                                            Exhibit A-1


                   Schedule of Pending or Threatened Actions



CONTINGENT LIABILITIES AND CONTINGENT BENEFITS ALLOCATED SOLELY TO ASCENT

      1. The Anschutz claim described in the letter to Deloitte & Touche LLP dated October 20, 1995 from Wilmer, Cutler & Pickering.

      2. The Miramax litigation described in the letter dated October 3, 1995 to Deloitte & Touche LLP from Williams & Connolly.

      3. Certain individuals and corporations that were sellers under the Asset Purchase Agreement (the "Beacon Purchase Agreement") dated as of October 27, 1994 among Beacon, COMSAT such sellers (the "Sellers") and others, have made certain claims regarding the contingent payments due such Sellers pursuant to the Purchase Agreement. All Contingent Liabilities and Contingent Benefits arising out of the Beacon Purchase Agreement (including but not limited to those matters described on Schedule 4.19 thereto), arising out of Ascent's ownership interest in Beacon Communications Corp., or associated with any Action that may be brought by the Sellers in respect of the Beacon Purchase Agreement or related matters shall be allocated to Ascent.

      4. The Hoskins litigation described in the letter dated October 5, 1995 to Deloitte & Touche LLP from Akin, Gump, Strauss, Hauer & Feld, L.L.P.

      5. All Contingent Liabilities and Contingent Benefits arising out of Ascent's ownership interest in the Nuggets and the Avalanche shall be allocated to Ascent.

      6. Broadcast Music, Incorporated ("BMI"), the representative of many composers and publishers of musical works for the licensing of the public performance rights to such works under U.S. copyright law, has contacted Ascent and OCC to negotiate a licensing agreement and royalty arrangement for the use of music in the movies shown by OCC in its pay-per-view in-room entertainment systems. BMI has requested a royalty rate of 0.40% of the gross revenues generated from the purchase of films (applicable to both feature and adult films) containing BMI-represented music, and an interim rate of 0.30% of gross revenues. Ascent and OCC believe a substantially lower royalty rate should be applicable and that such royalties are inapplicable to adult films. All Contingent Liabilities and Contingent Benefits associated with the BMI claim or BMI royalties shall be allocated to Ascent.

      7. American Society of Composers, Authors and Publishers ("ASCAP"), the representative of many composers and publishers of musical works for the licensing of the public performance rights to such works under U.S. copyright law, is currently requesting hotels to sign its new "Standard Agreement" that obligates the hotel to pay for pay-per-view music royalties if the provider of such services does not do so. Certain OCC contracts with hotels require OCC to indemnify the hotels for any costs they incur for the payment of copyright royalty obligations related to pay-per-view movies. The royalty rates in the Standard Agreement vary depending on several factors, but they are in all cases significantly higher than OCC believes it could negotiate from ASCAP directly. Thus, negotiations are being initiated to acquire the lowest royalty rate feasible. OCC believes that the royalty rates for ASCAP licensed music should be no higher than for BMI licensed music, and that because ASCAP controls considerably less motion picture music than does BMI, it is reasonable that payments to ASCAP should be considerably less. All Contingent Liabilities and Contingent Benefits associated with ASCAP royalties or claims shall be allocated to Ascent.

      8. Showtime Networks, Inc. ("Showtime") filed suit against CVE in New York State Court claiming that CVE was in breach of the agreement under which Showtime provides CVE with its "Showtime" and "The Movie Channel" services. The Showtime suit alleged that CVE failed to use its best efforts to promote "Showtime" and "The Movie Channel" and that CVE failed to pay certain license fees. The Showtime suit subsequently was dismissed with prejudice as a result of a settlement in which CVE agreed to pay a portion of the license fees in dispute and enter into a new license agreement. All Contingent Liabilities and Contingent Benefits associated with the settlement with Showtime or any subsequent Actions which may have been brought by Showtime pertaining to CVE or OCC shall be allocated to Ascent.

      9. The Leask litigation described in the letter to Deloitte & Touche LLP dated January 10, 1995 from Wilson, Sonsini, Goodrich & Rosati. COMSAT reached a post-judgment settlement with Mr. Leask under which OCV will pay Mr. Leask $1.54 million in return of his release of all claims against OCV. All Contingent Liabilities and Contingent Benefits associated with the settlement with Mr. Leask or any subsequent Actions which may be brought by Mr. Leask, if any, pertaining to OCV shall be allocated to Ascent.

      10. On February 16, 1995, OCV filed a lawsuit against LodgeNet Entertainment Corporation ("Lodgenet") alleging infringement of an OCV patent on in-room entertainment systems. On November 28, 1995, Lodgenet was granted summary judgment on the issues of limiting the period during which Lodgenet might be liable for damages to begin on November 22, 1994, and OCV has sought reconsideration of that decision. On March 22, 1996, LodgeNet filed suit against On Command Corporation (OCC) in the U.S. District Court in South Dakota alleging infringement of a patent acquired by LodgeNet on March 5, 1996 and seeking injunctive relief and damages, which case is in the process of being transferred to the Federal Court for the Northern District of California and is scheduled to go to trial in late 1997. All Contingent Benefits and Contingent Liabilities associated with the Lodgenet litigation or any subsequent litigation brought by LodgeNet or any Ascent Entity related thereto shall be allocated to Ascent.

      12. In response to concerns of Hilton Hotels Corporation ("Hilton"), a key customer and shareholder of OCV, Ascent, CVE, OCV and COMSAT entered into a letter agreement with Hilton dated December 8, 1995 (as amended, the "Hilton Agreement"). The Hilton Agreement initially provided, among other terms, that:
(a) an independent investment banker would be engaged to review the contribution by CVE of substantially all of its in-room entertainment assets to OCV in a transaction reflected in the Contribution Agreement dated August 1, 1995 between CVE and OCV (the "CVE Contribution") with respect to the value of the consideration received by OCV and the value of the OCV shares issued in the transaction, and the parties agreed to be bound by the recommendation of such investment banker (the "Contribution Recommendation"), including, if necessary, at CVE's option, paying cash to OCV or the minority stockholders of OCV (the "CVE Cash Payment"), retiring shares of OCV owned by Ascent (the "OCV Share
Retirement") or reallocating shares of OCV owned by Ascent (the "OCV Share Reallocation") to the minority stockholders of OCV. The Corporate Agreement (see
Section 19 of Exhibit A-1 to Appendix A thereto) provided that, if applicable, COMSAT would either: (i) reimburse CVE or Ascent for the amount of the CVE Cash Payment, or (ii) make a cash payment or transfer property to CVE or Ascent with a valuation equal to the value of the OCV shares surrendered or retired at COMSAT's option (the "CVE Contribution Indemnification Obligation"). The Hilton Agreement was amended as of August 13, 1996 to provide, among other things, that the number of shares issued to CVE, now known as ANS, in connection with the CVE Contribution, would be reduced. In satisfaction of the CVE Contribution Indemnification Obligation, COMSAT made a cash payment to Ascent of $1,820,227.59 on November 5, 1996. Ascent and ANS hereby acknowledge receipt of such funds and respectively, each on behalf of itself and its affiliates, directors, officers successors and assigns, hereby fully release each of the COMSAT Entities, and their respective affiliates, directors, officers, employees, agents, and their respective successors and assigns, from and against any and all claims, demands, obligations, actions, liabilities, causes of action or damages of every kind or nature whatsoever, in law or in equity, arising out of or related to the CVE Contribution, the Hilton Agreement and the CVE Contribution Indemnification Obligation. All Contingent Liabilities arising out of the CVE Contribution, the Hilton Agreement or associated with any Action, if any, that may be brought by an OCV or On Command Corporation shareholder in respect of the CVE Contribution shall be allocated to Ascent.


CONTINGENT LIABILITIES AND CONTINGENT BENEFITS ALLOCATED SOLELY TO COMSAT

      13. On April 14, 1995, COMSAT filed a lawsuit against General Instrument Corporation ("GI") and two San Francisco area cable television companies alleging infringement of COMSAT's patent on conditional access technology for the encrytion and decryption of television signals. On May 23, 1995, GI filed a counterclaim against COMSAT asserting that COMSAT tortiously interfered with and defamed GI's business in bringing the patent infringement suit and publicly announcing it. GI and Scientific-Atlanta, Inc. entered into a settlement agreement with COMSAT settling all claims with respect to the patent in question (the "GI/SA Settlement Agreement"). All Contingent Benefits and Contingent Liabilities associated with the GI/SA Settlement Agreement shall be allocated to COMSAT.

      14. The PanAmSat antitrust litigation contained in the letter dated January 27, 1995 to Deloitte & Touche LLP from Howrey & Simon.

      15. The Amplica chemical spill proceeding described in the letter dated January 27, 1995 to Deloitte & Touche LLP from Howrey & Simon.

      16. The Mendoza commercial litigation described in the letter dated January 30, 1995 to Deloitte & Touche LLP from Patton, Boggs & Blow.

      17.  The  Florida  Department  of  Environmental   Protection   proceeding
described in the letter dated February 3, 1995 to Deloitte & Touche LLP from Hearne, Graziano & Nader, P.A.

      18. The Belcom pending and threatened litigation and related matters described in the letter dated February 5, 1996 from Latham & Watkins.

      19. On April 23, 1997, COMSAT filed suit against Bruce Crockett and others alleging, among other things, that Mr. Crockett had breached certain terms of his termination agreement with COMSAT. All Contingent Benefits and Contingent Liabilities associated with the Crockett litigation shall be allocated to COMSAT.

CONTINGENT LIABILITIES AND CONTINGENT BENEFITS ALLOCATED TO EITHER COMSAT OR ASCENT OR BOTH, AS APPLICABLE

      20. COMSAT has a number of federal and state tax contingencies, both asserted and unasserted, which will be allocated in accordance with the Tax Disaffiliation Agreement.

                                   Appendix C

                                     to the

                             DISTRIBUTION AGREEMENT

                                     between

                               COMSAT Corporation

                                       and

                        Ascent Entertainment Group, Inc.

                                                      Appendix C


                                 Indemnification


      3.07.01 Indemnification by COMSAT. Except with respect to (i) tax matters which shall be governed by Section 4.04 of this Agreement and the Tax Disaffiliation Agreement, (ii) matters related to the IPO which shall be governed by Section 5.3 of the Corporate Agreement, (iii) claims for which insurance proceeds or other amounts are received which shall be governed by
Section 3.04 of this Agreement, COMSAT shall indemnify, defend and hold harmless, on an After Tax Basis, the Ascent Entities and each of their respective directors, officers and employees and each of the heirs, executors, successors and assigns of any of the foregoing (the "Ascent Indemnitees") from and against any and all Losses of the Ascent Indemnitees arising out of or due to the failure or alleged failure of any COMSAT Entity to pay, perform or otherwise discharge any of the following items:

      (a) All Losses arising (whether before, on or after the Distribution Date) in connection with the COMSAT Assets or the COMSAT Business, whether such Losses relate to events, occurrences or circumstances occurring or existing, or whether such Losses are asserted, before, on or after the Distribution Date.

      (b) All Losses arising out of or based upon any untrue statement or alleged untrue statement of material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to all information contained in the Information Statement; provided, however, that such indemnification shall not apply to any Losses to the extent such Losses arise out of or are based upon any statement or omission or alleged statement or omission relating to any Ascent Entity which was supplied for inclusion by any Ascent Entity.

      (c) All Losses resulting from a final adjudication of any litigation initiated by persons acting in their capacity as a shareholder or creditor of any COMSAT Entity and arising out of the transactions contemplated by this Agreement, except for such Losses which have been expressly assumed by Ascent hereunder.

      (d) All Losses relating to any Contingent Liability allocated to any COMSAT Entity pursuant to Section 3.01 and Appendix A of this Agreement.

      (e) All Losses incurred by any Ascent Entity as a result of a material breach of this Agreement by COMSAT.

Anything in this Section 3.07.01 to the contrary notwithstanding, no COMSAT Entity shall have any liability to any Ascent Entity in respect of any Tax (as such term is defined in the Tax Disaffiliation Agreement), except as otherwise expressly provided in this Agreement or in the Tax Disaffiliation Agreement.

      3.07.02 Indemnification by Ascent. Except with respect to (i) tax matters which shall be governed by Section 4.04 of this Agreement and the Tax Disaffiliation Agreement, (ii) matters related to the IPO which shall be governed by Section 5.3 of the Corporate Agreement, (iii) claims for which insurance proceeds or other amounts are received which shall be governed by
Section 3.04 of this Agreement, Ascent shall indemnify, defend and hold harmless, on an After Tax Basis, the COMSAT Entities and each of their respective directors, officers and employees and each of the heirs, executors, successors and assigns of any of the foregoing (the "COMSAT Indemnitees") from and against any and all Losses of the Ascent Indemnitees arising out of or due to the failure or alleged failure of any COMSAT Entity to pay, perform or otherwise discharge any of the following items:

      (a) All Losses arising (whether before, on or after the Distribution Date) in connection with the Ascent Assets or the Ascent Business, whether such Losses relate to events, occurrences or circumstances occurring or existing, or whether such Losses are asserted, before, on or after the Distribution Date.

      (b) All Losses arising out of or based upon any untrue statement or alleged untrue statement of material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to all information relating to any Ascent Entity provided by an Ascent Entity which is contained in the Information Statement or any report under the Exchange Act filed with the SEC by COMSAT or any Ascent Entity; provided, however, that such indemnification shall not apply to any Losses to the extent such Losses arise out of or are based upon any statement or omission or alleged statement or omission relating to any COMSAT Entity which was supplied for inclusion by any COMSAT Entity.

      (c) All Losses resulting from a final adjudication of litigation initiated by persons acting in their capacity as a shareholder or creditor of Ascent and arising out of the transactions contemplated by this Agreement, except for such Losses which have been expressly assumed by COMSAT hereunder; provided, that, it is agreed and understood by the parties hereto that the foregoing is neither intended, nor shall be construed to place with any Ascent Entity the burden of any Loss of, or to provide from any Ascent Entity any indemnification to, any COMSAT Entity arising from any claim of breach of fiduciary duty of COMSAT, as the controlling shareholder of Ascent, in respect of such transactions.

      (d) All Losses relating to any Contingent Liability allocated to Ascent pursuant to Section 3.01 and Appendix A of this Agreement.

      (e) All Losses incurred by any COMSAT Entity as a result of a material breach of this Agreement by Ascent.

Anything in this Section 3.07.02 to the contrary notwithstanding, no Ascent Entity shall have any liability to any COMSAT Entity in respect of any Tax (as such term is defined in the Tax Disaffiliation Agreement), except as otherwise expressly provided in this Agreement or in the Tax Disaffiliation Agreement.

      3.07.03 Limitations on Indemnification Obligations. The amount which any party (an "Indemnifying Party") is or may be required to pay to any other party (an "Indemnitee") pursuant to Section 3.07.01 or 3.07.02 shall be reduced (including, without limitation, retroactively) by any Insurance Proceeds or other amounts actually recovered by or on behalf of such Indemnitee, in reduction of the related Loss. If an Indemnitee shall have received payment (an "Indemnity Payment") required by this Agreement from an Indemnifying Party in respect of any Loss and shall subsequently actually receive Insurance Proceeds or other amounts in respect of such Loss, then such Indemnitee shall pay to such Indemnifying Party a sum equal to the amount of such Insurance Proceeds or other amounts actually received (up to but not in excess of the amount of any indemnity payment made hereunder). An insurer who would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto, or, solely by virtue of the indemnification provisions hereof, have any subrogation rights with respect thereto, it being expressly understood and agreed no insurer or any other third party shall be entitled to a "windfall" (i.e., a benefit they would not be entitled to receive in the absence of the indemnification provisions) by virtue of the indemnification provisions hereof.

     3.07.04 Procedures for Indemnification of Third Party Claims. Procedures for Indemnification of Third Party Claims shall be as follows:

      (a) If an Indemnitee shall receive notice or otherwise learn of the assertion by a person (including, without limitation, any governmental entity) who is not a party to this Agreement (or an Affiliate of either party) of a claim or of the commencement by any such person of any Action (a "Third Party Claim") with respect to which an Indemnifying Party may be obligated to provide indemnification pursuant to Section 3.07.01, 3.07.02 or any other Section of this Agreement, such Indemnitee shall give such Indemnifying Party written notice thereof promptly after becoming aware of such Third Party Claim; provided that the failure of any Indemnitee to give notice as provided in this Section 3.07.04(a) shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent that such Indemnifying Party is actually prejudiced by such failure to give notice. Such notice shall describe the Third Party Claim in reasonable detail.

      (b) An Indemnifying Party may elect to defend or to seek to settle or compromise, at such Indemnifying Party's own expense and such Indemnifying Party's own counsel, any Third Party Claim, as provided hereafter. Within 30 days after receipt of notice from an Indemnitee in accordance with Section 3.07.04(a) (or sooner, if the nature of such Third Party Claim so requires), the Indemnifying Party shall notify the Indemnitee of its election whether the Indemnifying Party will assume responsibility for defending such Third Party Claim. After notice from an Indemnifying Party to an Indemnitee of its election to assume the defense of a Third Party Claim, such Indemnifying Party shall not be liable to such Indemnitee under this Section 3.07 for any legal or other expenses (except expenses approved in advance by the Indemnifying Party) subsequently incurred by such Indemnitee in connection with the defense thereof; provided that if the defendants with respect to any such Third Party Claim include both the Indemnifying Party and one or more Indemnitees and in any Indemnitee's reasonable judgment a conflict of interest between one or more of such Indemnitees and such Indemnifying Party exists in respect of such claim, such Indemnitees shall have the right to employ separate counsel to represent such Indemnitees and in that event the reasonable fees and expenses of such separate counsel (but not more than one separate counsel reasonably satisfactory to the Indemnifying Party) shall be paid by such Indemnifying Party. If an Indemnifying Party elects not to assume responsibility for defending a Third Party Claim, or fails to notify an Indemnitee of its election as provided in this Section 3.07.04(b), such Indemnitee may defend or, subject to the remainder of this Section 3.07.04(b), seek to compromise or settle such Third Party Claim without prejudice to such Indemnitee's rights, if any, to continue to seek indemnification hereunder. Notwithstanding the foregoing, neither an Indemnifying Party nor an Indemnitee may settle or compromise any claim over the objection of the other; provided, however, that consent to settlement or compromise shall not be unreasonably withheld or delayed. Neither an Indemnifying Party nor an Indemnitee shall consent to entry of any judgment or enter into any settlement of any Third Party Claim which does not include as an unconditional term thereof the giving by a claimant or plaintiff to such Indemnitee, in the case of a consent or settlement by an Indemnifying Party, or to the Indemnifying Party, in the case of a consent or settlement by an Indemnitee, of a written release from all liability in respect to such Third Party Claim.

      (c) If an Indemnifying Party chooses to defend or to seek to compromise or settle any Third Party Claim, the related Indemnitee shall make reasonably available to such Indemnifying Party any personnel or any books, records or other documents within its control or which it otherwise has the ability to make available that are necessary or appropriate for such defense, settlement or compromise of such Third Party Claims, subject to the establishment of reasonably appropriate confidentiality arrangements and arrangements to preserve any applicable privilege (including, the attorney-client privilege) and shall cooperate in such defense, compromise or settlement. If an Indemnifying Party chooses to defend or to seek to compromise or settle any Third Party Claim, the related Indemnitee shall be entitled to attend and participate in any such proceeding, discussion or negotiation at its own expense.

      (d) Notwithstanding anything else in this Section 3.07.04 to the contrary, if an Indemnifying Party notifies the related Indemnitee in writing of such Indemnifying Party's desire to settle or compromise a Third Party Claim on the basis set forth in such notice (provided that such settlement or compromise includes as an unconditional term thereof the giving by the claimant or plaintiff of a written release of the Indemnitee from all liability in respect thereof and does not include any non-monetary remedy) and provides the Indemnitee a copy of a written proposal of the applicable claimant to settle on such terms, and the Indemnitee shall notify the Indemnifying Party in writing that such Indemnitee declines to accept any such settlement or compromise, such Indemnitee may continue to contest such Third Party Claim, free of any participation by such Indemnifying Party, at such Indemnitee's sole expense. In such event, the obligation of such Indemnifying Party to such Indemnitee with respect to such Third Party Claim shall be equal to (i) the costs and expenses of such Indemnitee prior to the date such Indemnifying Party notifies such Indemnitee of the offer to settle or compromise (to the extent such costs and expenses are otherwise indemnifiable hereunder) plus (ii) the lesser of (A) the amount of any offer of settlement or compromise which such Indemnitee declined to accept and (B) the actual out-of-pocket amount such Indemnitee is obligated to pay subsequent to such date as a result of such Indemnitee's continuing to defend such Third Party Claim (including attorneys fees and expenses).

      (e) Any claim on account of a Loss which does not result from a Third Party Claim shall be asserted by written notice given by the Indemnitee to the related Indemnifying Party. Such Indemnifying Party shall have a period of 30 days after the receipt of such notice within which to respond thereto. If such Indemnifying Party does not respond within such 30-day period, such Indemnifying Party shall be deemed to have refused to accept responsibility to make payment. If such Indemnifying Party does not respond within such 30-day period or rejects such claim in whole or in part, such Indemnitee shall follow the dispute resolution procedures set forth in Section 3.10.

      (f) In addition to any adjustments required pursuant to Section 3.07.03, if the amount of any Loss shall, at any time subsequent to the payment required by this Agreement, be reduced by recovery, settlement or otherwise, the amount of such reduction, less any expenses incurred in connection therewith, shall promptly be repaid by the Indemnitee to the Indemnifying Party.

      (g) In the event of payment by an Indemnifying Party to any Indemnitee in connection with any Third Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place and the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right or claim relating to such Third Party Claim against any claimant or plaintiff asserting such Third Party Claim or against any other person. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right or claim.

      (h) If any indemnity payment required to be made hereunder is denominated in a currency other than United States dollars, such payment shall be made in United States dollars and the amount thereof shall be computed using the foreign exchange rate for such currency determined as of the date that notice of the claim with respect to which such indemnity payment is made or given by, or on behalf of, the Indemnitee to the Indemnifying Party.

      3.07.05 Remedies Cumulative. The remedies provided in this Section 3.07 shall be cumulative and shall not preclude assertion by any Indemnitee of any other rights or the seeking of any and all other remedies against any Indemnifying Party.

      3.07.06 Survival of Indemnities. The obligations of each of COMSAT and Ascent under this Section 3.07 shall survive the sale or other transfer by it of any assets or businesses or the assignment by it of any liabilities, with respect to any Loss of the other related to such assets, businesses or liabilities.

                                   Appendix D

                                     to the

                             DISTRIBUTION AGREEMENT

                                     between

                               COMSAT Corporation

                                       and

                        Ascent Entertainment Group, Inc.

                                                            Appendix D

     3.09.01 Trademarks and Service Marks of the Ascent Entities. After the Distribution Date, the following Trademarks and Service Marks shall be the sole property of the Ascent Entities.

      1. "ASCENT" -- U.S. Trademark Application Serial No. 75/067,785 in the name of Ascent Entertainment Group, Inc.

      2.    "ASCENT  and  Design"  --  U.S.   Trademark   Application  Serial
            No. 75/067,784 in the name of Ascent Entertainment Group, Inc.

      3. "ASCENT ENTERTAINMENT" -- U.S. Trademark Application Serial No. 75/027,908 in the name of Ascent Entertainment Group, Inc.

      4.    "SKY  SPORTS" -- U.S.  Trademark  Application  Serial  No.
            75/006,595
            in the name of COMSAT Entertainment Group, Inc.

      5.    "A and Design" -- U.S.  Trademark  Application  Serial No.
            74/709,738
            in the name of COMSAT Video Enterprises, Inc.

      6. "A and Design" -- U.S. Trademark Application Serial No. 74/709,499 in the name of COMSAT Video Enterprises, Inc.

      7.    "COLORADO   AVALANCHE"  --  U.S.  Trademark   Application  Serial
            No.74/709,500 in the name of COMSAT Video Enterprises, Inc.

      8.    "COLORADO   AVALANCHE  and  Design"  --  U.S.  Trademark
            Application Serial No. 74/709,736 in the name of COMSAT Video Enterprises, Inc.

      9.    "COLORADO   AVALANCHE"  --  U.S.  Trademark   Application  Serial
            No.74/709,496 in the name of COMSAT Video Enterprises, Inc.

      10. "AVALANCHE" -- U.S. Trademark Application Serial No. 74/692,389 in the name of COMSAT Video Enterprises, Inc.

      11. "AVALANCHE" -- U.S. Trademark Application Serial No. 74/691,969 in the name of COMSAT Video Enterprises, Inc.

      12.   "SATELLITE   CINEMA"  --  U.S.   Trademark   Application   Serial
            No. 74/181,597, Registration No. 1,684,682 issued on April 28, 1992 in the name of COMSAT Video Enterprises, Inc.

      13.   "SATELLITE   CINEMA"  --  U.S.   Trademark   Application   Serial
            No. 73/480,346, Registration No. 1,347,015 issued on July 2, 1985, now in the name of COMSAT Video Enterprises, Inc.

      14. "VIDEONOW" -- U.S. Trademark Application Serial No. 75/061,905 in the name of On Command Video Corporation.

      15.   "OCV  and   Design"   --  U.S.   Trademark   Application   Serial
            No.75/060,999 in the name of On Command Video Corporation.

      16. "OCV" -- U.S. Trademark Application Serial No. 75/060,997 in the name of On Command Video Corporation.

      17.   "ON  COMMAND  VIDEO"  --  U.S.   Trademark   Application   Serial
            No. 75/060,998 in the name of On Command Video Corporation.

      18.   "ON  COMMAND  VIDEO"  --  U.S.   Trademark   Application   Serial
            No.73/827,699,  Registration  No. 1,597,838 issued on May 22, 1990 in the name of On Command Video Corporation.

      19.   "BEACON  and  Design"  --  U.S.   Trademark   Application  Serial
            No.74/300,741, Registration No. 1,792,994 issued on September 14, 1993 in the name of Beacon Communication.

      20.   "BEACON  and  Design"  --  U.S.   Trademark   Application  Serial
            No.74/294,962, Registration No. 1,856,194 issued on September 27, 1994 in the name of Beacon Communication.

      21.   "BEACON  and  Design"  --  U.S.   Trademark   Application  Serial
            No.73/614,001, Registration No. 1,475,873 issued on February 9, 1988 in the name of Beacon Communication.

      3.09.02 Trademarks and Service Marks of the Ascent Entities. After the Distribution Date, the following Trademarks and Service Marks shall be the sole property of the COMSAT Entities.

--------------------------------------------------------------------------------
       MARK          APPL. #    FILING DATE REGIS. NO.  REGIS. DATE   STATUS
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
ACCUSHAPE          324,550         08/20/81  1,218,974   12/07/82   Registered
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
ACP                75/168,563      09/19/96                           Pending
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Bringing You the   74/425,369      08/17/93  1,891,364   04/25/95   Registered
World and Beyond
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
CAVP               75/183,177      10/11/96                           Pending
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
C-LINK             74/057,137      05/08/90  1,631,104   01/08/91   Registered
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
COMSAT             242,564         04/04/66   828,366    05/02/67   Registered
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
COMSAT             25,455          03/18/80  1,200,243   07/06/82   Registered
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
COMSAT             74/684,901      06/06/95  1,974,971   05/21/96   Registered
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
COMSAT             74/114,514      11/13/90  1,666,705   12/03/91   Registered
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
COMSAT             74/514,234      04/19/94  1,964,981   04/02/96   Registered
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
COMSAT & design    247,010         06/01/66   840,195    12/05/67   Registered
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
COMSAT STAR                        07/15/96                           Pending
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
COMSTAR            117,025         02/23/77  1,095,461   07/04/78   Registered
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
COMTEX             74/114,513      11/13/90  1,666,107   11/26/97   Registered
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
CRUISE CALLING     765,469         11/25/88  1,553,272   08/22/89   Registered
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
CRUISE CALLING &   73/766,455      11/30/88  1,553,273   08/22/89   Registered
design
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
CRUISEPHONE        73/765,484      11/25/88  1,603,461   06/26/90   Registered
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Design of Globe    244,803         05/03/66   833,818    08/15/67   Registered
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Design of Globe    74/118,787      11/28/90  1,670,224   12/31/91   Registered
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
DIAL 1 FIRST       75/168,906      09/19/96                           Pending
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
DIAL COMSAT FIRST  75/230,583      01/24/97                           Pending
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DIALAIR            74/056,655      05/07/90  1,676,403   02/18/92   Registered
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DIGISAT            75/182,654      10/11/96                           Pending
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DIGISAT (Old)      81,318          03/24/76  1,049,215   09/28/76   Registered
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FLIGHTNEWS         74/097,509      09/17/90  1,732,239   11/10/92   Registered
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FUTURE IS NOW                      07/15/96                           Pending
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MARICOPY           74/115,082      11/13/90  1,661,962   10/22/91   Registered
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MARIFACTS          74/070,547      06/19/90  1,650,748   07/16/91   Registered
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MARIPRESS          74/070,549      06/19/90  1,648,362   06/18/91   Registered
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OFFICE IN THE SKY  74/005,881      11/29/89  1,644,106   05/07/91   Registered
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ONE PLANET. NO     75/204,007      11/18/96                           Pending
BOUNDARIES.
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PLANET 1           74/736,381      09/25/95                           Pending
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PLANET ONE         74/736,288      09/01/95                           Pending
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PLANET 1           75/067,949      03/05/96                           Pending
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RSi Design                                    871,199    06/17/69   Registered
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RSi w/Design                                  871,200    06/17/69   Registered
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SATCOM             370,017         06/16/82  1,369,833   11/12/85   Registered
TECHNOLOGIES
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SEAMAIL            765,483         11/25/88  1,555,117   09/05/89   Registered
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SEAPHONE           765,468         11/25/88  1,633,752   02/05/91   Registered
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SURE TRACK         74/187,032      07/22/91                           Pending
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TEXTEL             74/114,510      11/13/90  1,666,106   11/26/91   Registered
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TERRASAT           75/134,989      07/16/96                           Pending
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WE BRING YOU THE   74/316,521      09/23/92  1,885,506   03/21/95   Registered
WORLD
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WORLDWIDE COM.     74/607,574      12/06/94  1,985,120   07/09/96   Registered
NOW!
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WORLDWIDE COM.     74/607,553      12/06/94  1,972,470   05/07/96   Registered
NOW!  CWS & Design
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


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                                        17
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                                                                   EXHIBIT 10(b)






                          TAX DISAFFILIATION AGREEMENT


      THIS TAX DISAFFILIATION AGREEMENT, dated as of June 3, 1997, is made and entered into by and between COMSAT Corporation, a District of Columbia corporation ("COMSAT"), and Ascent Entertainment Group, Inc., a Delaware
corporation ("Ascent"), and supersedes the Tax Sharing Agreement dated as of December 18, 1995 by and between COMSAT and Ascent (the "Tax Sharing Agreement"), as of the date specified in and subject to the conditions of
Article XII hereof.

                                    RECITALS

      WHEREAS, COMSAT is the common parent corporation of an affiliated group of corporations within the meaning of Section 1504(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and Ascent is a member of such affiliated group; and

      WHEREAS, the affiliated group of which COMSAT is the common parent and Ascent is a member files a consolidated Federal income tax return pursuant to Code Section 1501; and

      WHEREAS, the parties hereto contemplate that COMSAT will make a distribution (the "Distribution") with respect to its common stock of all of the common stock of Ascent held by COMSAT pursuant to the Distribution Agreement, dated as of the date hereof, by and between COMSAT and Ascent (the "Distribution Agreement"); and

      WHEREAS, COMSAT and Ascent desire to provide for the allocation of liabilities, procedures to be followed, and other matters with respect to certain taxes in the event the Distribution takes place.

      NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      1. "Adjustment" shall mean the deemed increase or decrease in a Tax, determined on an issue-by-issue or transaction-by-transaction basis, as appropriate, and using the assumptions set forth in the next sentence, resulting from an adjustment made or proposed by a Taxing Authority with respect to any amount reflected or required to be reflected on any Return relating to such Tax. For purpose of determining such deemed increase or decrease in a Tax, the following assumptions will be used: (a) in the case of any Income Tax, the highest marginal Tax rate or, in the case of any other Tax, the highest applicable Tax rate, in each case in effect with respect to that Tax for the Taxable period or any portion of the Taxable period to which the adjustment relates; and (b) such determination shall be made without regard to whether any actual increase or decrease in such Tax will in fact be realized with respect to the Return to which such adjustment relates.

      2. "Affiliate" shall mean, with respect to any Person, any partnership, joint venture, corporation, limited liability company, trust, unincorporated association, or other entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, such Person.

      3. "After-Tax Basis" in reference to an Article VI Indemnity Payment shall mean an amount that, after (i) subtraction of the aggregate additional Taxes incurred or to be incurred by the party receiving the Article VI Indemnity Payment as a result of the receipt of such payment and (ii) addition of the tax benefit to the party receiving the Article VI Indemnity Payment on account of the Adjustment to which such Article VI Indemnity Payment relates, is equal to the amount of the correlative Adjustment. "After-Tax Basis" in reference to an
Article VI Benefit Payment shall mean an amount that, after (i) addition of the aggregate additional Taxes incurred or to be incurred by the party making the
Article VI Benefit Payment on account of the Ascent Tax Benefit or the COMSAT Tax Benefit to which such Article VI Benefit Payment relates and (ii) subtraction of the tax benefit to the party making the Article VI Benefit Payment as a result of the making of such payment, is equal to the amount of the correlative Ascent Tax Benefit or COMSAT Tax Benefit. For purpose of determining such additional taxes incurred or to be incurred and such tax benefit, the following assumptions will be used: (a) in the case of any Income Tax, the highest marginal Tax rate or, in the case of any other Tax, the highest applicable Tax rate, in each case in effect with respect to that Tax for the Taxable period or any portion of the Taxable period to which the Article VI Indemnity Payment or Article VI Benefit Payment relates; and (b) such determination shall be made without regard to whether any actual additional taxes or tax benefit will in fact be realized with respect to the Return to which such payment relates.

      4. "Agreement" shall mean this Tax Disaffiliation Agreement, including any schedules, exhibits and appendices attached hereto.

      5. "Article VI Benefit Payment" shall mean a payment made under section 2 of Article VI hereof that is a payment with respect to an Ascent Tax Benefit or a COMSAT Tax Benefit.

      6. "Article VI Indemnity Payment" shall mean a payment made under section 2 of Article VI hereof that is an indemnity payment with respect to an Ascent Tax Adjustment or a COMSAT Tax Adjustment.

      7. "Ascent Consolidated Group" shall mean, for any taxable year prior to the Distribution, the affiliated group of corporations of which Ascent would be the common parent for consolidated Federal income tax return filing purposes if it were not a subsidiary of COMSAT, and, as of the Distribution Date and thereafter, the affiliated group of corporations of which Ascent will be the common parent for consolidated Federal income tax return filing purposes, and any other corporations that are or become members of such affiliated group. If, subsequent to the Distribution, Ascent ceases to be the common parent of an affiliated group, "Ascent Consolidated Group" shall refer to the affiliated group of which Ascent or a successor is a member or, in the event that Ascent ceases to be either the common parent or a member of any affiliated group, to Ascent or a successor. To the extent required to carry out the intent of any provision of this Agreement, "Ascent Consolidated Group" shall also refer to any corporation that, subsequent to the Distribution, leaves the affiliated group of which Ascent is the common parent or otherwise a member.

      8. "Ascent Tax Adjustment" shall mean, with respect to any Taxable period or portion of a Taxable period, and as computed separately with respect to each Tax, the net increase in each such Tax equal to the sum of all Adjustments made pursuant to a Final Determination with respect to each such Tax for each such Taxable period or portion of a Taxable period that are attributable to the Ascent Consolidated Group; provided, however, that any Adjustment comprising a Restructuring Adjustment shall not be considered in determining the amount of any Ascent Tax Adjustment.

      9. "Ascent Tax Benefit" shall mean, with respect to any Taxable period or portion of a Taxable period, and as computed separately with respect to each Tax, the net decrease in each such Tax equal to the sum of all Adjustments made pursuant to a Final Determination with respect to each such Tax for each such Taxable period or portion of a Taxable period that are attributable to the Ascent Consolidated Group; provided, however, that any Adjustment comprising a Restructuring Adjustment shall not be considered in determining the amount of any Ascent Tax Benefit.

      10. "Base Rate," with respect to any Person, shall mean the highest marginal interest rate paid by that Person on such Person's outstanding indebtedness for borrowed money in effect from time to time, or, if the Person does not have indebtedness for borrowed money, ten percent per annum.

      11. "Code" shall have the meaning set forth in the Recitals to this Agreement.

      12. "Combined Consolidated Group" shall mean for any taxable year the affiliated group of corporations comprised of the COMSAT Consolidated Group and the Ascent Consolidated Group.

      13. "Combined Consolidated Return" shall mean a consolidated Federal income tax return filed for the Combined Consolidated Group.

      14. "COMSAT Consolidated Group" shall mean for any taxable year the affiliated group of corporations of which COMSAT is the common parent, and any other corporations which become members of the affiliated group, but excluding members of the Ascent Consolidated Group. If, subsequent to the Distribution, COMSAT ceases to be the common parent of an affiliated group, "COMSAT Consolidated Group" shall refer to the affiliated group of which COMSAT or a successor is a member or, in the event that COMSAT ceases to be either the common parent or a member of any consolidated group, to COMSAT or a successor.

      15. "COMSAT Tax Adjustment" shall mean, with respect to any Taxable period or portion of a Taxable period, and as computed separately with respect to each Tax, the net increase in each such Tax equal to the sum of all Adjustments made pursuant to a Final Determination with respect to each such Tax for each such Taxable period or portion of a Taxable period that are attributable to the COMSAT Consolidated Group; provided, however, that any Adjustment comprising a Restructuring Adjustment shall not be considered in determining the amount of any COMSAT Tax Adjustment.

      16. "COMSAT Tax Benefit" shall mean, with respect to any Taxable period or portion of a Taxable period, and as computed separately with respect to each Tax, the net decrease in each such Tax equal to the sum of all Adjustments made pursuant to a Final Determination with respect to each such Tax for each such Taxable period or portion of a Taxable period that are attributable to the COMSAT Consolidated Group; provided, however, that any Adjustment comprising a Restructuring Adjustment shall not be considered in determining the amount of any COMSAT Tax Benefit.

      17. "Controlling Party" shall mean the member of the Combined Consolidated Group, that filed, or, if a Return was not filed, was required pursuant to this Agreement to file a Return that is the subject of any Tax Contest, or any successor and/or assign of any of the foregoing.

      18. "Distribution" shall have the meaning set forth in the Recitals to this Agreement.

      19. "Distribution Agreement" shall have the meaning set forth in the Recitals to this Agreement.

      20. "Distribution Date" shall mean the date the Distribution becomes effective pursuant to the Distribution Agreement.

      21. "Federal Income Taxes" and "Federal Income Tax Liability" shall mean the taxes imposed by sections 11, 55, 59A, and 1201(a) of the Code, or any successor provisions to such sections and any other income-based U.S. Federal taxes which are hereinafter imposed upon corporations.

      22. "Final Determination" shall mean the final resolution of liability for any Tax for a Taxable period, (i) by IRS Form 870 or 870-AD (or any successor forms thereto), on the date of acceptance by or on behalf of the Taxing Authority, or by a comparable form under the laws of other jurisdictions; except that a Form 870 or 870-AD or comparable form that reserves (whether by its terms or by operation of law) the right of the taxpayer to file a claim for refund and/or the right of the Taxing Authority to assert a further deficiency shall not constitute a Final Determination: (ii) by a decision, judgment, decree, or other order by a court of competent jurisdiction, which has become final and unappealable; (iii) by a closing agreement or accepted offer in compromise under
Section 7121 or 7122 of the Code (or any successor provisions thereto), or comparable agreements under the laws of other jurisdictions; (iv) by any allowance of a refund or credit in respect of an overpayment of tax, but only after the expiration of all periods during which such refund may be recovered (including by way of offset) by the Taxing Authority; or (v) by any other final disposition, including by reason of the expiration of the applicable statute of limitations or by mutual agreement of the parties.

      23. "Group" shall mean the COMSAT Consolidated Group or the Ascent Consolidated Group.

      24. "Income Taxes" shall mean Federal Income Taxes and other Taxes that are imposed on or measured by net income and not gross receipts or sales.

      25.   "Indemnified Party" shall have the meaning set forth Article VIII, section 1 of this Agreement.

      26. "Indemnifying Party" shall have the meaning set forth in Article VIII, section 1 of this Agreement.

      27. "Interested Party" shall mean COMSAT or any other member of the COMSAT Consolidated Group, or Ascent or any other member of the Ascent Consolidated Group (including any successor and/or assign of any of each of the foregoing), as the case may be, to the extent (a) such Person is not the Controlling Party with respect to a Tax Contest; and (b) such Person (i) may be liable for, or required to make, any indemnity payment, reimbursement or other payment pursuant to the provisions of this Agreement with respect to such Tax Contest; or (ii) may be entitled to receive any indemnity payment, reimbursement or other payment pursuant to the provisions of this Agreement with respect to such Tax Contest; provided, however, that in no event shall a member of either the COMSAT Consolidated Group or the Ascent Consolidated Group, as the case may be, be an Interested Party in a Tax Contest in which another member of its Group is the Controlling Party with respect to the Tax Contest.

      28.   "IRS" shall mean the Internal Revenue Service.

      29. "Person" shall mean an individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated association, any other entity, or a government or any department or agency or other unit thereof.

      30. "Post-Affiliation Year" shall have the meaning set forth in Article III, section 3.

      31. "Regulations" or "Treas. Reg." shall mean the final or temporary U.S. Treasury regulations in effect from time to time.

      32. "Restructuring Adjustment" shall mean, with respect to any Taxable period or portion of a Taxable period, and as computed separately with respect to each Tax, the net increase or decrease in each such Tax, as the case may be, equal to the sum of all Adjustments made pursuant to a Final Determination with respect to each such Tax for each Taxable period or portion of a Taxable period that are attributable to, or as a result of, the Distribution.

      33. "Return" shall mean any return, report, form or similar statement or document (including, without limitation, any related or supporting information or schedule attached thereto and any information return, claim for refund, amended return and declaration of estimated tax) that has been or is required to be filed with any Taxing Authority or that has been or is required to be furnished to any Taxing Authority in connection with the determination, assessment or collection of any Taxes or the administration of any laws, regulations or administrative requirements relating to any Taxes.

      34. "Straddle Period" shall mean any Taxable period of the Combined Consolidated Group (or any member thereof) that includes but does not end on the Distribution Date, other than a Taxable Period that begins on the Distribution Date.

      35. "Tax" (and, with  correlative  meanings,  "Taxes" and "Taxable") shall mean, without limitation, and as determined on a jurisdiction-by-jurisdiction basis, each foreign or U.S. federal, state, local or municipal income, alternative or add-on minimum, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or any other tax, custom, tariff, impost, levy, duty, government fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount related thereto, imposed by any Taxing Authority.

      36. "Taxing Authority" shall mean any government or any subdivision, agency, commission or authority thereof, or any quasi-governmental or private body having jurisdiction over the assessment, determination, collection or other imposition of Taxes.

      37. "Tax Contest" shall mean, without limitation, any audit, examination, claim, suit, action or other proceeding relating to Taxes in which an Adjustment to Taxes may be proposed, collected or assessed and in respect of which an indemnity payment, reimbursement, other payment, or entitlement to receive or retain tax benefits may be sought under or arises pursuant to this Agreement.

      38. "Tax Sharing Agreement" shall have the meaning set forth in the Recitals to this Agreement.

                                   ARTICLE II

                                     RETURNS

      1. COMSAT shall have the sole and exclusive responsibility for the preparation and filing of the consolidated U.S. Federal income tax return of the Combined Consolidated Group, including any amended returns and any other returns, documents, or statements required to be filed with the IRS with respect to the determination of the Federal Income Tax Liability of the Combined Consolidated Group. All returns shall be filed by COMSAT on a timely basis, taking into account extensions of the due date for the filing of such returns.
      2. The Ascent Consolidated Group shall continue to join in filing a consolidated Federal income tax return with the COMSAT Consolidated Group for all such taxable years for which the Ascent Consolidated Group is eligible to do so under the Code and the Regulations, unless COMSAT shall request and be granted permission to discontinue filing on a consolidated basis or shall otherwise properly elect not to file on a consolidated basis in any particular case.

      3. COMSAT shall make all Federal income tax payments, including estimated payments, with respect to consolidated tax returns of the Combined Consolidated Group, and COMSAT shall have the right to exercise all powers of a common parent with respect to filing the consolidated Federal income tax returns as are conferred on it by the Regulations.

      4. COMSAT shall be the sole and exclusive agent of the Ascent Consolidated Group and any member of such group in any and all matters relating to the U.S. Federal Income Tax Liability of the Combined Consolidated Group for all consolidated return years. After consultation with Ascent with respect to all Returns in which Ascent joins, COMSAT shall, inter alia, have the right with respect to any Federal consolidated returns which it files (a) to determine (i) the manner in which such returns shall be prepared and filed, including, without limitation, the manner in which any item of income, gain, loss, deduction or credit shall be reported, (ii) whether any extensions of the due dates for filing of such returns or of the applicable statutes of limitations may be requested and (iii) the elections that will be made by any member of the Combined Consolidated Group, (b) to file and prosecute any claim for refund and
(c) to determine whether any refunds, to which the Combined Consolidated Group may be entitled, shall be paid by way of refund or credited against the tax liability of the Combined Consolidated Group. Ascent hereby irrevocably appoints COMSAT as its agent and attorney-in-fact to take such action (including the execution of documents) as COMSAT may deem appropriate to effect the foregoing.

      5. COMSAT shall, in its sole discretion, determine whether it is appropriate to make any elections pursuant to Treas. Reg. ss.ss. 1.1502-76(b)(2)
(ii)or (iii). Ascent and each member of the Ascent Consolidated Group shall file with their Returns all statements required to effectuate any such election.

      6. (a) Subject to section 4 of this Article II, COMSAT shall, on behalf of the Combined Consolidated Group (or any member thereof), prepare and file or cause to be prepared and filed all Returns of the Combined Consolidated Group (or any member thereof) (i) with respect to any Taxable period ending prior to January 1, 1997, and (ii) with respect to Income Taxes for (x) any Taxable period beginning after December 31, 1996, and ending on or before the Distribution Date and (y) any Straddle Period. Subject to Article III, Article V, and Article VI hereof, COMSAT shall pay or cause to be paid all Taxes shown to be due and payable on such Returns.

            (b) COMSAT shall prepare and file or cause to be prepared and filed all Returns of the COMSAT Consolidated Group (or any member thereof) for any Taxable period beginning on or after the Distribution Date and shall pay or cause to be paid all Taxes shown to be due and payable by the COMSAT Consolidated Group (or any member thereof) on such Returns. Ascent shall prepare and file or cause to be prepared and filed all Returns of the Ascent
Consolidated Group (or any member thereof) (i) with respect to any Taxable period beginning after December 31, 1996, other than Returns with respect to Income Taxes for (x) any Taxable period beginning after December 31, 1996, and ending on or before the Distribution Date and (y) any Straddle Period, and (ii) for any Taxable period beginning on or after the Distribution Date, and shall pay or cause to be paid all Taxes shown to be due and payable by the Ascent Consolidated Group (or any member thereof) on such Returns.

            (c) All Taxes  other than the Taxes  discussed  in  Article  III and
Article V hereof shall be paid by the entity that incurs such Taxes. In the event COMSAT has paid any such Taxes as agent for a member of the Ascent Consolidated Group, such member shall reimburse COMSAT therefor.

                                   ARTICLE III

                 CALCULATION AND PAYMENT OF TAX SHARING PAYMENTS

      1. For each taxable year for which COMSAT files a Combined Consolidated Return, Federal Income Tax Liability shall be allocated among the members of the Combined Consolidated Group in the same manner as the applicable methods in effect under Treas. Reg. ss. 1.1552-1 for such year, provided that the Combined Consolidated Group shall in any event be treated as having elected the percentage method under Treas. Reg. ss. 1.1502-33(d)(3), utilizing a fixed percentage of 100 percent.

      2. a. Prior to March 15 following each taxable year for which a Combined Consolidated Return is filed, COMSAT may prepare a preliminary tax calculation ("Preliminary Tax Calculation") for such taxable year. Ascent shall pay to COMSAT by such March 15 the amount, if any, of the Federal Income Tax Liability (allocated as provided in Section 1 of this Article III) of the Ascent Consolidated Group determined pursuant to the Preliminary Tax Calculation.

            b. Within 10 days after the date on which a Combined Consolidated Return for the taxable year is filed, Ascent shall make a payment to COMSAT in an amount equal to the amount, if any, by which the Federal Income Taxes actually paid by COMSAT with respect to such taxable year (which may be zero), but not including any amount received by COMSAT from Ascent pursuant to paragraph (a) of this Section 2, exceed the Federal Income Tax Liability allocated to members of the COMSAT Consolidated Group under Section 1 of this Article (which may be a negative amount). No interest shall be payable in respect of any amount payable to COMSAT pursuant to the preceding sentence.

            c. Within 10 days after the date on which a Combined Consolidated Return for the taxable year is filed, COMSAT shall make a payment to Ascent in an amount equal to the amount, if any, by which the amounts (which may be zero) actually paid by Ascent to COMSAT pursuant to paragraph (a) of this Section 2 exceed the Federal Income Tax Liability allocated to members of the Ascent
Consolidated Group under Section 1 of this Article (which may be a negative amount). No interest shall be payable in respect of any amount payable to Ascent pursuant to the preceding sentence.

            d. It is the intention of the parties hereto that the interpretation of paragraphs (b) and (c) of this section 2 of Article III be consistent with the results reflected in their previous computations made and course of dealing under paragraphs (b) and (c) of section 2 of Article III of the Tax Sharing Agreement as heretofore in effect.

            e. COMSAT shall furnish to Ascent the Preliminary Tax Calculation (if any) no later than 10 days prior to March 15 of the year following the taxable year, and shall furnish to Ascent the allocation of tax liability under
Section 1 of this Article no later than 10 days before the Combined Consolidated Return for the taxable year is filed.

            f. The provisions of this section 2 shall not apply to Returns governed by section 6(b) of Article II hereof.

      3. If, for any taxable year beginning on or after the Distribution Date ("Post-Affiliation Year"), a member of the Ascent Consolidated Group (or a successor to such member) incurs net operating losses that could be carried back to a Combined Consolidated Return, the common parent of the affiliated group of which such member of the Ascent Consolidated Group (or a successor to such member) is a member for such Post-Affiliation Year shall timely make an irrevocable election pursuant to Treas. Reg. ss. 1.1502-21T(b)(3)(i) (or successor regulation) to relinquish the entire carryback period with respect to such net operating losses. Regardless of whether the common parent of the affiliated group of which such member (or its successor) is a member for such Post-Affiliation Year timely makes such irrevocable election, COMSAT shall have no payment obligation in respect of any such net operating losses incurred by such member of the Ascent Consolidated Group in any Post-Affiliation Year.
      4. If, in any Post-Affiliation Year, a net capital loss, excess tax credit or any other tax attribute of a member of the Ascent Consolidated Group is carried back and actually utilized in a Combined Consolidated Return, COMSAT shall pay such member an amount equal to the actual reduction in tax resulting from the utilization of such tax attribute; provided however, that if such utilization is subsequently displaced by other tax attributes, a recomputation shall be made and such member shall repay to COMSAT any amount necessary to reflect the actual utilization of such tax attribute following such displacement. Any payments made under this Section 4 shall reflect interest under Article IV to the extent that interest is actually paid to or received from the Internal Revenue Service with respect to the utilization of such attribute.

      5. Subsequent to the Distribution, a payment shall be made between COMSAT and Ascent to reflect the difference, if any, between the amount of alternative minimum tax credit allocated to any member of the Ascent Consolidated Group under Prop. Treas. Reg. ss. 1.1502-55(h)(6) or successor provisions and the allocable amount of alternative minimum tax paid by such member (and not subsequently credited against regular tax) as reflected in the prior sections of this Article III. Such payment shall be made no later than 10 days after the filing of the Combined Consolidated Return for the taxable year that includes the Distribution Date.

                                   ARTICLE IV

                                    INTEREST

      1. Interest required to be paid by or to Ascent pursuant to this Agreement shall, unless otherwise specified, be computed at the rate and in the manner provided in the Code for interest on underpayments (including large corporate underpayments, if applicable) and overpayments, respectively, of Federal income tax for the relevant period.

      2. Any interest charge required to be paid by or to Ascent pursuant to this Agreement with respect to any state or local income tax or franchise tax return shall be computed at the rate and in the manner as provided under the applicable state or local statute for interest on underpayments and overpayments of such tax for the relevant period.

                                    ARTICLE V

                               STATE & LOCAL TAXES

      The principles expressed with respect to the Combined Consolidated Group Federal income tax matters throughout this Agreement (including Article II, Article VI, and Article X) shall apply with equal force and effect to state and local income and franchise Tax matters to the extent such Taxes are determined on a combined or consolidated basis, including the preparation and filing of state and local income tax and franchise tax Returns required to be filed by the Combined Consolidated Group.

                                   ARTICLE VI

                                 INDEMNIFICATION

      1.    (a)   COMSAT hereby agrees to indemnify and hold each member of the
Ascent Consolidated Group harmless with respect to any Federal Income Tax Liability of the Combined Consolidated Group where such liability arises solely by reason of the member being severally liable for any taxes of the COMSAT Consolidated Group pursuant to Treas. Reg. ss. 1.1502-6.

            (b) Ascent hereby agrees to indemnify and hold each member of the COMSAT Consolidated Group harmless with respect to any Federal Income Tax Liability of the Combined Consolidated Group where such liability arises solely by reason of the member being severally liable for any taxes of the Ascent Consolidated Group pursuant to Treas. Reg. ss. 1.1502-6.

            (c) Ascent hereby agrees to indemnify and hold each member of the COMSAT Consolidated Group harmless from and against any and all liabilities, claims and expenses resulting from any action or failure to act on the part of Ascent or any member of the Ascent Consolidated Group that is in contravention of the provisions of this Agreement.

            (d) COMSAT hereby agrees to indemnify and hold each member of the Ascent Consolidated Group harmless from and against any and all liabilities, claims and expenses resulting from any action or failure to act on the part of COMSAT or any member of the COMSAT Consolidated Group that is in contravention of the provisions of this Agreement.

      2. (a) (i) Except as provided in  paragraph  (ii) of this  section 2(a) of
Article VI, Ascent shall be liable for, and shall indemnify and hold harmless, as appropriate, any member of the COMSAT Consolidated Group on an After-Tax Basis against any and all Ascent Tax Adjustments for any Taxable period or portion of a Taxable period ending or deemed to end on or before the Distribution Date, in each case with respect to any Return of the Ascent
Consolidated Group (or any member thereof), the COMSAT Consolidated Group (or any member thereof) or the Combined Consolidated Group (or any member thereof). Except as provided in section 3 of Article III, Ascent shall be entitled to receive on an After-Tax Basis the amount of any Ascent Tax Benefits for any Taxable period or portion of a Taxable period ending or deemed to end on or before the Distribution Date with respect to any Return of the Ascent Consolidated Group (or any member thereof), the COMSAT Consolidated Group (or any member thereof) or the Combined Consolidated Group (or any member thereof).

                  (ii) Ascent shall not be required to indemnify COMSAT for any penalty or addition to tax in the nature of a penalty (but shall nevertheless indemnify COMSAT for tax and interest as otherwise provided herein) imposed with respect to an item in a return that was prepared by COMSAT, unless Ascent (x) provided COMSAT with erroneous or incomplete information that resulted in the imposition of such penalty, or (y) was consulted with respect to, or allowed to review prior to filing, the treatment of such item in the return and did not expressly request COMSAT to alter the treatment of the item giving rise to the penalty in a manner that would have caused such penalty not to be imposed.

            (b) (i) COMSAT shall be liable for, and shall indemnify and hold harmless, as appropriate, any member of the Ascent Consolidated Group on an After-Tax Basis against any and all COMSAT Tax Adjustments for any Taxable period or portion of a Taxable period ending or deemed to end on or before the Distribution Date, in each case with respect to any Return of the Ascent
Consolidated Group (or any member thereof), the COMSAT Consolidated Group (or any member thereof) or the Combined Consolidated Group (or any member thereof). COMSAT shall be entitled to receive on an After-Tax Basis the amount of any COMSAT Tax Benefits for any Taxable period or portion of a Taxable period ending or deemed to end on or before the Distribution Date with respect to any Return of the Ascent Consolidated Group (or any member thereof), the COMSAT Consolidated Group (or any member thereof) or the Combined Consolidated Group (or any member thereof).

                  (ii) COMSAT shall be liable for, and shall indemnify and hold harmless, as appropriate, any member of the Ascent Consolidated Group on an After-Tax Basis against any penalty or addition to tax in the nature of a penalty imposed with respect to an item in a return that was prepared by COMSAT, unless Ascent (x) provided COMSAT with erroneous or incomplete information that resulted in the imposition of such penalty, or (y) was consulted with respect to, or allowed to review prior to filing, the treatment of such item in the return and did not expressly request COMSAT to alter the treatment of the item giving rise to the penalty in a manner that would have caused such penalty not to be imposed.

      3. (a) The indemnification provisions of this Agreement shall supplement the indemnification provisions of the Distribution Agreement. In particular, the Distribution Agreement provides for indemnification with respect to any Restructuring Adjustment.
      (b) To the extent there is any conflict between the indemnification provisions of this Agreement and the indemnification provisions of the Distribution Agreement, the indemnification provisions of the Distribution Agreement shall control.

                                   ARTICLE VII

                                  TAX CONTESTS

      1. The Controlling  Party shall promptly notify all Interested  Parties of
(a) the commencement of any Tax Contest pursuant to which such Interested Parties may be required to make or entitled to receive an indemnity payment, reimbursement or other payment under this Agreement; and (b) any Final
Determination made with respect to any Tax Contest pursuant to which such Interested Parties may be required to make or entitled to receive any indemnity payment, reimbursement or other payment under this Agreement. The failure of a Controlling Party to promptly notify any Interested Party as specified in the preceding sentence shall not relieve any such Interested Party of any liability and/or obligation which it may have to the Controlling Party under this Agreement.

      2. The Controlling Party shall have the right to contest, litigate, compromise and settle any Adjustment that is made or proposed in a Tax Contest; provided, however, that the prior written consent of each Interested Party shall be required, which consent may not be unreasonably withheld. The Controlling
Party shall permit each Interested Party and the counsel of its choice to participate in any such contest, litigation, compromise or settlement of any Adjustment in a Tax Contest. All costs, including legal and accounting expenses, of any Tax Contest are to be borne by the party incurring such costs.


                                  ARTICLE VIII

                              PROCEDURE AND PAYMENT

      1. Any Person entitled to any indemnification, reimbursement or other payment under this Agreement with respect to the amount of any Adjustment that has become immediately due and payable (the "Indemnified Party") shall notify in writing the Person against whom such indemnification, reimbursement or other payment is sought (the "Indemnifying Party") of its right to and the amount of such indemnification, reimbursement or other payment; provided, however, that the failure to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability and/or obligation which it may have to an Indemnified Party on account of the provisions contained in this Agreement, and in no event shall such failure relieve the Indemnifying Party from any other liability or obligation which it may have to such Indemnified Party. Except as otherwise provided in this Agreement, the Indemnifying Party shall make such indemnity payment, reimbursement or other payment to the Indemnified Party within [ten] days of the receipt of the written notice specified in the preceding sentence.

      2. Any indemnity payment, reimbursement or other payment required to be made pursuant to this Agreement by an Indemnifying Party to an Indemnified Party shall be made by wire transfer of immediately available funds to such bank and/or other account of the Indemnified Party as from time to time the Indemnified Party shall have directed the Indemnifying Party in writing, or in such other manner as the Indemnified Party may direct in writing.

      3. Any indemnity payment, reimbursement or other payment required to be made by an Indemnifying Party pursuant to this Agreement shall bear interest, from the date such payment is due under this Agreement until payment in full is received by the Indemnified Party, at [a rate per annum equal at all times to 4% per annum above the Base Rate then in effect of the Person obligated to make such payment]. In the event that the rate provided for in the preceding sentence exceeds the maximum rate allowed by applicable law, the maximum legal interest rate shall apply.

                                   ARTICLE IX

                                   COOPERATION

      1. COMSAT and Ascent shall provide each other with such assistance and documents, without charge and in a timely fashion, as may be reasonably requested by such person in connection with (i) the preparation of any Return,
(ii) the conduct of any Tax Contest, (iii) any matter relating to Taxes of any shareholder of COMSAT, or (iv) any other matter that is the subject of this Agreement. Such assistance shall include, without limitation: (i) the prompt provision of books, records, Returns, documentation or other information relating to any relevant Return; (ii) the execution of any document that may be necessary or reasonably helpful in connection with the filing of any Return, or in connection with any Tax Contest, including, without limitation, the execution of powers of attorney and extensions of applicable statutes of limitations; and
(iii) the use of reasonable efforts to obtain any documentation from a governmental authority or a third party that may be necessary or reasonably helpful in connection with the foregoing. Each party shall make its employees and facilities available on a mutually convenient basis to facilitate such cooperation.

      2. COMSAT and each other member of the COMSAT Consolidated Group, and Ascent and each other member of the Ascent Consolidated Group, shall retain or cause to be retained all Returns, schedules and workpapers, and all material records or other documents relating thereto, until the expiration of the statute of limitations (including any waivers or extensions thereof) with respect to the Taxable periods to which such Returns and other documents relate or until the expiration of any additional period that either COMSAT or Ascent, as the case may be, may reasonably request in writing with respect to specifically designated material records or documents. If COMSAT or Ascent intends to destroy any material and relevant records or documents, it shall provide the other party with advance notice and the opportunity to copy or take possession of such records or documents. The parties hereto will notify each other in writing of any waivers or extensions of the applicable statute of limitations that may affect the period for which the foregoing records or documents must be retained.

                                    ARTICLE X

                               PARTNERSHIPS, ETC.

      In the case of any partnership, limited liability company, or other Person that is not treated as a corporation under the Code and for that reason is not a member of the COMSAT Consolidated Group or the Ascent Consolidated Group:

      1. Responsibility for filing the Returns and payment of Taxes of such Person under Articles II, III, and V of this Agreement shall be determined as if such Person were a corporation.

      2. Such Person shall, for other purposes of this Agreement, be treated as a member of the Combined Consolidated Group, the COMSAT Consolidated Group, or the Ascent Consolidated Group, as appropriate, if it would be so treated if it were a corporation.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

      1. COMSAT and Ascent agree that any information furnished one another pursuant to this Agreement is confidential and, except as, and to the extent, required during the course of an audit or litigation or otherwise required by law, shall not be disclosed to another person or entity.

      2. This Agreement shall be binding upon and inure to the benefit of any successor to any of the parties, by merger, acquisition of assets or otherwise, to the same extent as if the successor had been an original party to this Agreement.

      3. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland without giving effect to conflicts of law principles thereof.

      4. Each of the parties hereto shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Affiliate of such party; provided, however, that for purposes of the foregoing, no Person shall be considered an Affiliate of a party if such Person is a member of another party's Group.

      5. This Agreement may be amended from time to time by agreement in writing executed by all the parties hereto or all of the parties then bound thereby. This Agreement constitutes the entire agreement with respect to the subject matter hereof and supersedes all prior written and oral understandings with respect thereto.

      6. Any notice, request or other communication required or permitted under this Agreement shall be in writing and shall be sufficiently given if personally delivered or if sent by facsimile or by registered or certified mail, postage prepaid, addressed as follows:

            COMSAT:

            COMSAT Corporation
            6560 Rock Spring Drive
            Bethesda, Maryland  20817
            Attention:  Allen E. Flower
                        Vice President and Chief Financial Officer
            Telecopy No.:  (301) 214-7131

            With a copy (which shall not constitute notice) to:

            Warren Y. Zeger
            Vice President, General Counsel and Secretary
            COMSAT Corporation
            6560 Rock Spring Drive
            Bethesda, Maryland  20817
            Telecopy No.:  (301) 214-7128

and

            Ascent:

            Ascent Entertainment Group, Inc.
            One Tabor Center, Suite 2800
            1200 17th Street
            Denver, Colorado  80202
            Attention:  James A. Cronin, III
                        Chief Operating Officer
                        and Executive Vice President, Finance
            Telecopy No.: (303) 595-0823

            With a copy (which shall not constitute notice) to:

            Arthur M. Aaron
            Vice President, Business and Legal Affairs and Secretary Ascent Entertainment Group, Inc.
            One Tabor Center, Suite 2800
            1200 17th Street
            Denver, Colorado  80202
            Telecopy No.:  (303) 595-0127

or to such other address as either party may have furnished to the other in writing in accordance with this Section 7.

      7. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable, the enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions hereof without including any terms, provisions, covenants and restrictions that may hereafter be declared invalid, void or unenforceable. In the event that any such term, provision, covenant or restriction is hereafter held to be invalid, void or unenforceable, the parties hereto agree to use their best efforts to find and employ an alternate means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.

      8. Neither the failure nor any delay on the part of any party hereto to exercise any right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or further exercise of the same or any other right, nor shall any waiver of any right with respect to any occurrence be construed as a waiver of such right with respect to any other occurrence.

      9. This Agreement is solely for the benefit of the parties to this Agreement and their respective Affiliates and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without this Agreement.

      10. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all of such counterparts shall together constitute one and the same instrument. The section numbers and captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

      11. Nothing in this Agreement is intended to change or otherwise affect any previous tax election made by or on behalf of the Combined Consolidated Group (including the election with respect to the calculation of earnings and profits under Code Section 1552 and the regulations thereunder).

      12. Subject to the provisions hereof, the parties hereto shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions, as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby. Subject to the provisions hereof, each party shall, in connection with entering into this Agreement, performing its obligations hereunder and taking any and all actions relating hereto, comply with all applicable laws, regulations, orders and decrees, obtain all required consents and approvals and make all required filings with any governmental agency, other regulatory or administrative agency, commission or similar authority and promptly provide the other party with all such information as it may reasonably request in order to be able to comply with the provisions of this sentence.

      13. Any ambiguities shall be resolved without regard to which party drafted the Agreement.


                                   ARTICLE XII

                                 EFFECTIVE DATE

      1. This Agreement shall become effective as of the Distribution Date, and shall not become effective if the Distribution does not take place. In the event the Distribution does not take place, the Tax Sharing Agreement shall continue with the same force and effect it would have had if this Agreement had not been entered into.

      2. If the Distribution takes place, this Agreement shall supersede the Tax Sharing Agreement. This Agreement shall terminate and be of no further force or effect only upon the expiration of all applicable statutes of limitations relating to Taxes that are the subject of a reimbursement, indemnification, or other payment obligation hereunder; provided, however, that the confidentiality provisions of Article XI, section 1 shall survive indefinitely.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized representatives.

                                    COMSAT CORPORATION



                                    By:  /s/ Allen E. Flower
                                    Allen E. Flower
                                    Vice President and Chief Financial Officer


                                    ASCENT ENTERTAINMENT GROUP, INC.



                                    By:  /s/ James A. Cronin, III
                                    James A. Cronin, III
                                    Chief Operating Officer
                                    and Executive Vice President, Finance



1388397

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                                                                      EXHIBIT 20
ASCENT

                         ASCENT SPIN-OFF SET FOR JUNE 27

For Immediate Release:
Friday, June 13, 1997

Contact:    Paul Jacobson
            Ascent Entertainment
            (303) 626-7060

Denver, Co. - Ascent Entertainment Group, Inc. (NASDAQ:GOAL) President and CEO Charlie Lyons said today Ascent wholeheartedly supports the announcement by COMSAT Corporation (NYSE:CQ) that it will complete the spin-off of its 80.67 percent ownership interest in Ascent to COMSAT shareholders on June 27, 1997.

"We strongly endorse this action," said Lyons. "The spin-off will allow Ascent to operate as a separate Colorado-based media and entertainment company pursuing a strategy of distribution, content creation and exclusive franchise management that is a time-tested formula for building shareholder value in the entertainment industry. As a management team, we will now work hard to see that the spin-off is executed properly. There's no doubt that Ascent and COMSAT are different companies in different industries, It's better for both if they each go their separate ways."

COMSAT's Board of Directors yesterday declared a special dividend to COMSAT shareholders and established June 19, 1997 as the record date for the distribution. The distribution of Ascent stock will be made on a pro-rata basis with COMSAT shareholders receiving approximately one-half share of Ascent stock for each share of COMSAT stock held on the record date. COMSAT owns 24 million of Ascent's 29.8 million shares.

Ascent Entertainment Group's principal business is providing video entertainment and information through its majority-owned On Command Corporation (NASDAQ:ONCO). Ascent owns and operates additional entertainment-related businesses, including the NHL Colorado Avalanche, NBA Denver Nuggets and Beacon Communications, a motion picture and television production company.


                                    # # #

For a menu of Ascent Entertainment Group's news releases available by fax 24 hours (no charge) or to retrieve a specific release, please call 1-800-758-5804, ext. 152850, or access the address http://www.prnewswire.com on the internet.